As filed with the Securities and Exchange Commission on December 2, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CITY NATIONAL CORPORATION (Exact Name of Registrant as Specified in Its Charter)	DELAWARE (State or other jurisdiction of incorporation or organization)	95-2568550 (I.R.S. Employer Identification Number)
CITY NATIONAL CAPITAL TRUST I (Exact Name of Registrant as Specified in Its Charter)	DELAWARE (State or other jurisdiction of incorporation or organization)	27-6334003 (I.R.S. Employer Identification Number)

City National Plaza
555 South Flower Street
Los Angeles, California 90071
(213) 673-7700

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Michael B. Cahill, Esq.
Executive Vice President, General Counsel and Secretary
City National Corporation
555 South Flower Street
Los Angeles, California 90071
(213) 673-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Nicholas G. Demmo, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Trust Preferred Securities of City National Capital Trust I

Junior Subordinated Debt Securities(3)

Guarantee of Trust Preferred Securities of City National Capital Trust I(4)

(1)
This registration covers an indeterminate number of securities of each identified class of the Registrants as may be issued at indeterminate prices. This indeterminate amount includes securities which may be purchased by underwriters to cover over-allotments, if any. The proposed maximum offering price per security will be determined by the Registrants in connection with the issuance of the securities registered hereunder.

(2)
In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee, which will be paid on a pay-as-you-go basis.

(3)
The junior subordinated debt securities will be issued by City National Corporation and will be purchased by City National Capital Trust I with the proceeds of the sale of the trust preferred securities issued by it. The junior subordinated debt securities may later be distributed to the holders of trust preferred securities upon dissolution of City National Capital Trust I and the distribution of the assets thereof.

(4)
Pursuant to Rule 457(n), no additional registration fee is due for the guarantee.

Subject to completion, dated December 2, 2009

The information in this preliminary prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

City National Capital Trust I

$

       % Cumulative Trust Preferred Securities

(Liquidation amount $1,000 per Trust Preferred Security)

Fully and unconditionally guaranteed, to the extent described below, by

City National Corporation

City National Capital Trust I, a subsidiary of City National Corporation, will issue the Cumulative Trust Preferred Securities, which we refer to as the "Trust Preferred Securities." City National Capital Trust I's only assets will be the junior subordinated debt securities to be issued by City National Corporation, which have substantially the same payment terms as the Trust Preferred Securities, which we refer to as the "Junior Subordinated Debt Securities." City National Capital Trust I can make distributions on the Trust Preferred Securities only if City National Corporation makes interest payments on the Junior Subordinated Debt Securities.

Distributions will accumulate from             , 2009. Distributions are payable semi-annually, beginning             , 2010. Distributions may be postponed for up to five years, but not beyond the maturity date of the Junior Subordinated Debt Securities held by City National Capital Trust I. City National Capital Trust I will pay distributions on the Trust Preferred Securities only from the proceeds, if any, of interest payments on the Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will mature on             , 2040. At the option of City National Corporation, the Junior Subordinated Debt Securities may be redeemed at any time after             , 2014, in whole or in part, at the "make-whole" redemption price set forth herein. Upon such redemption an equal amount of Trust Preferred Securities will be redeemed.

The Junior Subordinated Debt Securities will be subordinated to all of our existing and future "Senior Indebtedness," as such term is defined under "Description of the Junior Subordinated Debt Securities—Subordination" on page 32, and effectively subordinated to all liabilities of our subsidiaries. As a result, the Trust Preferred Securities also will be effectively subordinated to the same debt and liabilities.

City National Corporation will guarantee the Trust Preferred Securities to the extent described in this prospectus.

The Trust Preferred Securities are not listed on any securities exchange, and we do not intend to list them on any exchange.

See "Risk Factors" beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in the Trust Preferred Securities.

These securities are not deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Commissions	Proceeds to Issuer

Per Trust Preferred Security	$(1)	$	$

Total	$(1)	$	$

(1)      Your purchase price will also include any distributions accrued on the Trust Preferred Securities since December                            , 2009, if any.

We expect to deliver the Trust Preferred Securities to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about December              , 2009.

Joint Book-Running Managers
J.P. Morgan	Barclays Capital	UBS Investment Bank

December              , 2009

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Trust Preferred Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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About this prospectus

It is important for you to read and consider all of the information contained in this prospectus before making your investment decision. You also should read and consider the information in the documents we have referred you to in "Where You Can Find More Information" on page 68 of this prospectus.

We include cross-references in this prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus provides the pages on which these captions are located.

Unless the context requires otherwise, references to "City National," "we," "our" or "us" in this prospectus refer to City National Corporation, a Delaware corporation, and references to the "Issuer" refer to City National Capital Trust I.

Forward-looking statements

This prospectus includes and incorporates by reference forward-looking statements for which we claim the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of our management, and on information currently available to management. Forward-looking statements include information concerning our possible or assumed future results of operations, and statements preceded by, followed by, or that include the words "will," "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions.

Forward-looking statements are based on our management's knowledge and belief as of today and include information concerning our possible or assumed future financial condition, and our results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, many of which are beyond our ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets, (2) continued volatility and deterioration of the capital and credit markets, (3) significant changes in banking laws or regulations, including, without limitation, as a result of the Emergency Economic Stabilization Act and the creation of and possible amendments to the Troubled Asset Relief Program, including the Capital Purchase Program and related executive compensation requirements, (4) continued weakness in the real estate market, including the markets for commercial and residential real estate, which may affect, among other things, the level of nonperforming assets, charge-offs and provision for loan losses expense, (5) unprecedented volatility in equity, fixed income and other market valuations, (6) changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments, and other similar financial instruments, (7) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (8) increased competition in our markets, (9) changes in the financial performance and/or condition of City National Bank's borrowers, (10) a substantial and permanent loss of either client accounts and/or assets under management at our investment advisory affiliates or our wealth management division, (11) soundness of other financial institutions which could adversely affect us, (12) increases in

ii

Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (13) protracted labor disputes in our markets, (14) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (15) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (16) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (17) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, (18) the effect of pandemic flu on the global economy and (19) our success at managing the risks involved in the foregoing.

You should not place undue reliance on the forward-looking statements, since they are based on current expectations. Actual results may differ materially from those currently expected or anticipated.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date they are made, and we do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made.

For a more complete discussion of these risks and uncertainties, see "Risk Factors" on page 6 and our Annual Report on Form 10-K for the year ended December 31, 2008 and particularly Part I, Item 1A, titled "Risk Factors," and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 209 and the other documents incorporated by reference into this prospectus.

iii

Summary

The following summary should be read together with the information contained in other parts of this prospectus. This summary highlights selected information from this prospectus to help you understand the offering of the Trust Preferred Securities and the related Junior Subordinated Debt Securities and guarantee. You should read this prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the Trust Preferred Securities and the related Junior Subordinated Debt Securities and guarantee as well as the other considerations that are important to you in making a decision about whether to invest in the Trust Preferred Securities. You should pay special attention to the "Risk Factors" section beginning on page 6 of this prospectus and the "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, and to our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009 and the other documents incorporated by reference into this prospectus, before you determine whether an investment in the Trust Preferred Securities is appropriate for you.

City National Corporation

City National, a Delaware corporation organized in 1968, is a bank holding company and a financial holding company under the Gramm-Leach-Bliley Financial Modernization Act of 1999. We provide a wide range of banking, investing and trust services to our clients through our wholly owned banking subsidiary, City National Bank. City National Bank, which has conducted business since 1954, is a national banking association headquartered in Los Angeles, California and operating through 64 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay area, Nevada and New York City, City National and its eight majority-owned investment affiliates manage or administer $53.4 billion in client investment assets, including $34.9 billion under direct management.

As of September 30, 2009, we had consolidated total assets of $18.4 billion, total deposits of $15.1 billion, total equity of $2.2 billion and loan balances of $12.2 billion. We focus on providing affluent individuals and entrepreneurs, their businesses and their families with complete financial solutions. Our mission is to provide this banking and financial experience through an uncommon dedication to extraordinary service, proactive advice and total financial solutions.

As a registered financial holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve"). We are required to file with the Federal Reserve reports and other information regarding our business operations and the business operations of our subsidiaries.

Our principal executive offices are located at the following address and may be reached at the following telephone number:

City National Plaza
555 South Flower Street
Los Angeles, California 90071
(213) 673-7700

For more information on City National and its subsidiaries, see the documents incorporated by reference into this prospectus.

The trust

City National Capital Trust I is a Delaware statutory trust. It was created for the purpose of issuing the             % Cumulative Trust Preferred Securities, which we refer to as the "Trust Preferred Securities", and engaging in the other transactions described in this prospectus. The Issuer's trustees (referred to on page 13 of this prospectus) will conduct the business affairs of the Issuer.

The Trust Preferred Securities

Each of the Trust Preferred Securities will represent an undivided beneficial ownership interest in the assets of the Issuer.

The Issuer will sell the Trust Preferred Securities to the public and its common securities to City National. The Issuer will use the proceeds from those sales to purchase $                           aggregate principal amount of             % Junior Subordinated Debt Securities, which we refer to in this prospectus as the "Junior Subordinated Debt Securities." City National will pay interest on the Junior Subordinated Debt Securities at the same rate and on the same dates as the Issuer makes payments on the Trust Preferred Securities. The Issuer will use the payments it receives on the Junior Subordinated Debt Securities to make the corresponding payments on the Trust Preferred Securities.

Distributions

If you purchase Trust Preferred Securities you will be entitled to receive cumulative cash distributions at the annual rate of             % of the stated liquidation amount of $1,000 per Trust Preferred Security (the "liquidation amount"). Distributions will accumulate from             , 2009. The Issuer will make distribution payments on the Trust Preferred Securities semi-annually in arrears, on each             and             , beginning             , 2010 (we refer to these dates as "distribution dates"), unless those payments are deferred as described below.

Deferral of distributions

We may elect, on one or more occasions, to defer the semi-annual interest payments on the Junior Subordinated Debt Securities for a period of up to 10 consecutive semi-annual periods. In other words, we can declare one or more interest payment moratoriums on the Junior Subordinated Debt Securities, each of which may last for up to five years. However, no interest deferral may extend beyond the stated maturity date of the Junior Subordinated Debt Securities.

If we exercise our right to defer interest payments on the Junior Subordinated Debt Securities, the Issuer will also defer distribution payments on the Trust Preferred Securities.

Although you will not receive distribution payments on the Trust Preferred Securities if interest payments on the Junior Subordinated Debt Securities are deferred, interest will continue to accrue, compounded semi-annually on the Junior Subordinated Debt Securities, and deferred interest payments will accrue additional interest. As a result, additional distributions will continue to accumulate on the deferred distributions at the same rate applicable to the Junior Subordinated Debt Securities, compounded semi-annually.

If we defer payments of interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will be treated as being retired and reissued at such time with original issue discount for U.S. federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Trust Preferred Securities in gross income for U.S. federal income tax purposes, prior to receiving any cash distributions.

Certain payment restrictions applicable to City National

During any period in which we have elected to defer interest payments on the Junior Subordinated Debt Securities, we generally may not make payments on our capital stock or on our debt securities or guarantees having the same rank as or ranking junior to the Junior Subordinated Debt Securities, subject to certain limited exceptions.

Redemption of Trust Preferred Securities

The Issuer will redeem the Trust Preferred Securities and its common securities no later than                           , 2040, the stated maturity date of the Junior Subordinated Debt Securities.

In addition, if we redeem any Junior Subordinated Debt Securities prior to their stated maturity date, the Issuer will use the cash it receives to redeem, on a proportionate basis, an equal amount of Trust Preferred Securities and common securities. For a description of our rights to redeem the Junior Subordinated Debt Securities, see "Description of the Junior Subordinated Debt Securities—Redemption—Optional "Make-Whole" Redemption" and "—Conditional Right To Redeem at Par Upon a Tax Event or Capital Treatment Event" below.

Prior approval of the Federal Reserve is generally required before we may redeem the Junior Subordinated Debt Securities.

Liquidation of the issuer and distribution of junior subordinated debt securities to holders

We may dissolve the Issuer at any time, subject to our receipt of any required prior approval by the Federal Reserve.

If we dissolve the Issuer, after the Issuer satisfies all of its liabilities as required by law, the Issuer's trustees will:

•
distribute the Junior Subordinated Debt Securities to the holders of the Trust Preferred Securities; or

•
if the institutional trustee determines that a distribution of the Junior Subordinated Debt Securities is not practical, pay the liquidation amount of the Trust Preferred Securities, plus any accumulated and unpaid distributions to the payment date, in cash.

The Junior Subordinated Debt Securities

Maturity and interest

The Junior Subordinated Debt Securities will mature and must be repaid on             , 2040, which we refer to as the maturity date. They will bear interest at the annual rate of             %. Interest on the Junior Subordinated Debt Securities will accrue from             , 2009. City

National will pay that interest semi-annually in arrears on             and             of each year (we refer to these dates as "interest payment dates"), beginning              , 2010, and at the maturity date. The distribution dates for the Trust Preferred Securities correspond to the interest payment dates for the Junior Subordinated Debt Securities.

Ranking

The Junior Subordinated Debt Securities will be issued by City National under the junior subordinated indenture, as supplemented by the first supplemental indenture, referred to throughout this prospectus as the "Junior Subordinated Indenture." The Junior Subordinated Debt Securities will be unsecured and will be subordinated to all of our existing and future "Senior Indebtedness," as such term is defined under "Description of the Junior Subordinated Debt Securities—Subordination." As a result, the Trust Preferred Securities will be effectively subordinated to that debt. As of September 30, 2009, City National had outstanding $233.2 million in debt, of which $228.0 million ranked senior to the indebtedness evidenced by the Junior Subordinated Debt Securities.

Certain payment restrictions applicable to City National

During any period in which we have elected to defer interest payments on the Junior Subordinated Debt Securities, we generally may not make payments on our capital stock or on our debt securities or guarantees having the same rank as or ranking junior to the Junior Subordinated Debt Securities, subject to certain limited exceptions.

Redemption

We may elect to redeem any or all of the Junior Subordinated Debt Securities at one or more times after                           , 2014 at a make-whole redemption price calculated as described under "Description of the Junior Subordinated Debt Securities—Redemption—Optional "Make-Whole" Redemption" below. In addition, if certain changes occur relating to the tax or capital treatment of the Trust Preferred Securities, we may elect to redeem all, but not less than all, of the Junior Subordinated Debt Securities for a price equal to their principal amount (plus accrued and unpaid interest). For a description of the changes that would permit such a redemption and the applicable redemption price, see "Description of the Junior Subordinated Debt Securities—Redemption—Conditional Right To Redeem Upon a Tax Event or Capital Treatment Event" below.

If required under the Federal Reserve's capital rules, we will obtain the approval of the Federal Reserve prior to exercising the redemption rights described above. Under the current rules of the Federal Reserve, such approval is required in all instances.

Events of default

The following events are events of default with respect to the Junior Subordinated Debt Securities:

  (1)
  default in the payment of the principal of, or premium, if any, on any Junior Subordinated Debt Security when payable, whether at its final maturity or upon redemption or otherwise; or

  (2)
  failure to pay in full interest accrued (including any interest accrued on deferred payments) on any Junior Subordinated Debt Security upon the conclusion of a period of 10 consecutive interest payment periods, that commences with the earliest semi-annual period for which interest has not been paid in full and continuance of such failure to pay for a period of 30 days; or

  (3)
  specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee.

If an indenture event of default of the type described in (2) above shall occur and be continuing, either the indenture trustee or the holders of 25% or more in principal amount of the Junior Subordinated Debt Securities will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, including any accrued and unpaid interest, and any other amounts payable under the Junior Subordinated Indenture to be immediately due and payable. If they fail to make that declaration, then the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities will have the right to do so. If an indenture event of default of the type described in (3) above shall occur and be continuing, the principal of and the interest on the Junior Subordinated Debt Securities will automatically, and without any declaration or other action on the part of the indenture trustee or any holder of the Junior Subordinated Debt Securities, become immediately due and payable. In the event of an indenture event of default of the type described in (1) above, there is no right to declare the principal amount of the Junior Subordinated Debt Securities immediately payable.

Guarantee by City National

We will fully and unconditionally guarantee payment of amounts due under the Trust Preferred Securities on a subordinated basis and to the extent the Issuer has funds available for payment of those amounts. We refer to this obligation as the "Guarantee." However, the Guarantee does not cover payments if the Issuer does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the Issuer amounts due under the Junior Subordinated Debt Securities.

As issuer of the Junior Subordinated Debt Securities, we are also obligated to pay the expenses and other obligations of the Issuer, other than its obligations to make payments on the Trust Preferred Securities.

Certain information required by FINRA

We have not previously offered trust preferred securities and have not sponsored a direct participation program or REIT, as those terms are used in Rule 2310 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). As a result of the acquisition of Business Bank Corporation (parent of Business Bank of Nevada) in February 2007, the Tier 1 capital ratios of City National Corporation include $5.2 million of trust preferred securities issued by Business Bancorp Capital Trust I, which by merger is now an unconsolidated capital trust subsidiary of City National Corporation.

Risk factors

Investing in the Trust Preferred Securities involves risks, including the risks described below that are specific to the Trust Preferred Securities and those that could affect us and our business. You should not purchase Trust Preferred Securities unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any Trust Preferred Securities, you should carefully consider the following discussion of risks and the other information in this prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus, including those set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009.

Risks related to our business

Legislative and regulatory actions taken now or in the future to address the liquidity and credit crisis that has occurred in the financial industry may significantly affect our financial condition, results of operation, liquidity or the market price of our securities.

Economic conditions, particularly in the financial markets, over the course of the last year and a half have resulted in government regulatory agencies and political bodies placing increased focus on and scrutiny of the financial services industry. The U.S. Government has intervened on an unprecedented scale, responding to what has been commonly referred to as the financial crisis. In addition to the U.S. Treasury Department's Capital Purchase Program (in which we now participate) (the "CPP"), under the Troubled Asset Relief Program (the "TARP") announced in the fall of 2008 and the Capital Assistance Program announced last spring (in which we did not participate), the U.S. Government took steps that include enhancing the liquidity support available to financial institutions, establishing a commercial paper funding facility, temporarily guaranteeing money market funds and certain types of debt issuances, and increasing insurance on bank deposits, and the U.S. Congress, through the Emergency Economic Stabilization Act of 2008 (the "EESA") and the American Recovery and Reinvestment Act of 2009 (the "ARRA"), have imposed a number of restrictions and limitations on the operations of financial services firms participating in the federal programs.

The ARRA includes, among other things, amendments to the executive compensation provisions of EESA, under which TARP was established. These amendments apply not only to future participants under the TARP, but also apply retroactively to companies like us that are current TARP participants. The full scope and impact of these amendments is uncertain and difficult to predict. ARRA directs the Secretary of the Treasury to adopt standards that will implement the amended provisions of EESA and directs the Securities and Exchange Commission (the "SEC") to issue rules in connection with certain of the amended provisions, but the particular scope of those standards and rules, and the timing of their issuance, is not known. These, and any future legal requirements and implementing standards under TARP may have unforeseen or unintended adverse effects on TARP participants and on the financial services industry as a whole. They may require us to expend significant time, effort and resources to ensure compliance, and the evolving regulations concerning executive compensation may impose limitations on us that affect our ability to compete successfully for executive and management talent.

These programs subject financial institutions that participate in them to additional restrictions, oversight and costs, which may have an adverse impact on our business, financial condition, results of operations or the price of our common stock. In addition, new proposals for legislation continue to be introduced in the U.S. Congress that could further substantially increase regulation of the financial services industry and impose restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices, including as related to compensation, interest rates, the impact of bankruptcy proceedings on consumer real property mortgages and otherwise. Federal and state regulatory agencies also frequently adopt changes to their regulations and change the manner in which existing regulations are applied. We cannot predict the substance or impact of pending or future legislation, regulation or the application thereof. Compliance with such current and potential regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital and limit our ability to pursue business opportunities in an efficient manner.

We may not be able to redeem our Fixed Rate Cumulative Perpetual Preferred Stock, Series B and the warrants sold to the U.S. Treasury as soon as we desire.

As described in "Use of Proceeds," while we may use the proceeds from this offering, along with other funds, to redeem our Fixed Rate Cumulative Perpetual Preferred Stock, Series B (our "Series B Preferred Stock") and/or repurchase the warrants previously issued to the U.S. Treasury under the CPP, the redemption of the Series B Preferred Stock and repurchase of the warrants are subject to regulatory approval. We can make no assurances as to when, or if, we will receive such approval. Until such time as we redeem the Series B Preferred Stock, we will remain subject to the respective terms and conditions set forth in the agreements we entered into with the U.S. Treasury under the CPP. The continued existence of the CPP investment subjects us to increased contractual, regulatory and legislative oversight, including pursuant to the ARRA.

Economic conditions may adversely affect our liquidity and financial condition.

In the past year and a half, significant declines in the values of mortgage-backed securities and derivative securities issued by financial institutions, government sponsored entities and major commercial and investment banks led to decreased confidence in financial markets among borrowers, lenders and depositors, as well as disruption and extreme volatility in the capital and credit markets and the failure of some entities in the financial sector. As a result, many lenders and institutional investors reduced or ceased to provide funding to borrowers. The turbulence in the capital and credit markets has diminished somewhat in recent months, but if it increases again, it may adversely affect our liquidity and financial condition and the willingness of certain counterparties and customers to do business with us.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

As a bank holding company, we are subject to extensive regulation, supervision and examination by the Federal Reserve. City National Bank is subject to examination and supervision by the Office of the Comptroller of the Currency. Its domestic deposits are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation, which also has certain regulatory and supervisory authority over it. Our other subsidiaries are also subject to examination by other federal and state agencies, including, in the case of certain securities and investment management activities, regulation by the SEC and the Financial Industry Regulatory Authority. See "Business—Supervision and Regulation" in our Form 10-K.

Such regulators govern the activities in which we may engage, primarily for the protection of depositors. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a bank, the classification of assets by a bank, the adequacy of a bank's allowance for loan losses or imposing additional capital requirements. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on us and our operations. We believe that we are in substantial compliance with applicable federal, state and local laws, rules and regulations. Our business is highly regulated, and the applicable laws, rules and regulations are subject to regular modification and change. There can be no assurance that proposed laws, rules and regulations, or any other laws, rules or regulations, will not be adopted in the future, which could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

Risks related to the offering

Subordination of Junior Subordinated Debt Securities and the Guarantee.

Our obligations under the Junior Subordinated Debt Securities and the Guarantee are unsecured and will be subordinated to all of our existing and future "Senior Indebtedness," as such term is defined under "Description of the Junior Subordinated Debt Securities—Subordination" below. This means that we cannot make any payments on the Junior Subordinated Debt Securities or under the Guarantee if we are in default on our senior debt. In addition, in the event of our bankruptcy or liquidation, our assets must be used to repay our senior debt in full before any payments may be made on the Junior Subordinated Debt Securities or under the Guarantee. As a result, the Trust Preferred Securities also will be effectively subordinated to that debt. As of September 30, 2009, City National had outstanding $233.2 million in debt, of which $228.0 million ranked senior to the indebtedness evidenced by the Junior Subordinated Debt Securities.

None of the indenture, the Guarantee, the amended and restated declaration of trust with respect to the Issuer or the Trust Preferred Securities limit our ability to incur additional secured or unsecured debt, including senior debt.

Our results of operations depend upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through City National Bank and our other subsidiaries. As a result, our ability to make payments on the Junior Subordinated Debt Securities and the Guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our bank subsidiary to pay dividends or make other payments to us. As of September 30, 2009, our bank subsidiary could pay a total of $66.3 million in dividends to us in a calendar year without prior regulatory approval.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of the Trust Preferred Securities to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the Trust Preferred Securities will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, holders of the Trust Preferred Securities should look only to our assets for payments on the Junior Subordinated Debt Securities and indirectly on the Trust Preferred Securities. Further, the Junior Subordinated Debt Securities and the Guarantee also will be effectively subordinated to all existing and future obligations of our subsidiaries.

Dependence on City National's payments on Junior Subordinated Debt Securities; limitations under the Guarantee.

The Issuer's ability to make timely distribution and redemption payments on the Trust Preferred Securities is solely dependent on our making the corresponding payments on the Junior Subordinated Debt Securities. In addition, the Guarantee only guarantees that we will make distribution and redemption payments if the Issuer has funds available to make the payments but fails to do so.

If the Issuer defaults on its payment obligations under the Trust Preferred Securities because we have failed to make the corresponding payments under the Junior Subordinated Debt Securities, then you will not be able to rely upon the Guarantee for payment. Instead, you may institute a legal proceeding directly against City National for enforcement of our payment obligations under the indenture and the Junior Subordinated Debt Securities.

Right to defer interest for five years without causing an event of default.

City National has the right to defer interest on the Junior Subordinated Debt Securities for one or more consecutive semi-annual interest periods not to exceed 10 consecutive semi-annual interest periods. During any such deferral period, holders of Trust Preferred Securities will receive limited or no current payments on the Trust Preferred Securities and, so long as City National is otherwise in compliance with its obligations, such holders will have no remedies against the Issuer or City National for nonpayment unless City National fails to pay all deferred interest (including compounded interest) within 30 days of the conclusion of 10 consecutive semi-annual interest periods. If City National has paid all deferred interest (and compounded interest thereon) on the Junior Subordinated Debt Securities, then it may at any time commence a new deferral period, which period may not exceed 10 consecutive semi-annual interest periods without giving rise to an event of default.

Potential adverse market price and tax consequences of deferral of interest payments.

We currently do not intend to exercise our right to defer payments of interest on the Junior Subordinated Debt Securities. However, if we exercise that right in the future, the market price of the Trust Preferred Securities is likely to be affected. As a result of the existence of our deferral right, the market price of the Trust Preferred Securities may be more volatile than the market prices of other securities that are not subject to optional deferrals.

If we defer interest on the Junior Subordinated Debt Securities and you elect to sell Trust Preferred Securities during the period of that deferral, then you may not receive the same return on your investment as a holder that continues to hold its Trust Preferred Securities until the payment of interest at the end of the deferral period.

If we defer interest payments on the Junior Subordinated Debt Securities, then you will be required to accrue income, in the form of original issue discount, for U.S. federal income tax purposes during the period of the deferral in respect of your proportionate share of the Junior Subordinated Debt Securities, even if you normally report income when received and even though you will not receive the cash attributable to that income until after the end of the period of deferral. See "Material U.S. Federal Income Tax Considerations—Interest Income and Original Issue Discount."

Trust Preferred Securities may be redeemed at any time after             , 2014.

We may redeem the Junior Subordinated Debt Securities at any time at our option after             , 2014 upon payment of the make-whole price. In addition, we may redeem the Junior Subordinated Debt Securities under certain circumstances after the occurrence of a Tax Event or a Capital Treatment Event, which terms are defined under "Description of the Junior Subordinated Debt Securities—Redemption—Conditional Right To Redeem Upon a Tax Event or Capital Treatment Event" below. If we redeem the Junior Subordinated Debt Securities, then the institutional trustee will redeem a like amount of the Trust Preferred Securities. If the Trust Preferred Securities are redeemed, then the redemption will be a taxable event to you. In addition, you may not be able to reinvest the money you receive upon redemption of the Trust Preferred Securities at the same rate as the rate of return on the Trust Preferred Securities. See "Description of the Junior Subordinated Debt Securities—Redemption—Optional "Make-Whole" Redemption" and "—Conditional Right To Redeem at Par Upon a Tax Event or Capital Treatment Event" below.

Limited voting rights.

As a holder of Trust Preferred Securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the institutional trustee, the Delaware trustee or any administrative trustee, all of whom will be appointed, removed or replaced by City National. However, if an event of default occurs with respect to the Junior Subordinated Debt Securities, then you will be entitled to vote to remove, replace or appoint the institutional trustee and the Delaware trustee.

Ratings on the Trust Preferred Securities could be lowered.

City National expects that Moody's Investors Service will assign a rating to the Trust Preferred Securities of A3 and that Standard & Poor's Ratings Services will assign a rating to the Trust Preferred Securities of BBB-. In addition, other rating agencies may assign credit ratings to the Trust Preferred Securities with or without any solicitation from City National and without any provision of information from City National. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. A rating is not a recommendation to buy, sell or hold the Trust Preferred Securities, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to City National, its subsidiaries or any of its securities could adversely affect the price and liquidity of the Trust Preferred Securities.

Proposed changes in tax law.

Congress is currently considering changes to the rules relating to withholding on U.S.-source payments to certain non-U.S. holders. Please see "Material U.S. Federal Income Tax Considerations—New Proposed Legislation" below.

Rating agencies may change rating methodologies.

The rating agencies that currently or may in the future publish a rating for City National, including Moody's Investors Service and Standard & Poor's Ratings Services, are still developing the way they analyze securities with features similar to the Trust Preferred Securities and may change such methodologies from time to time in the future. Changes may include, for example, the relationship between ratings assigned to an issuer's senior securities and ratings assigned to securities with features similar to the Trust Preferred Securities, sometimes called "notching." If the rating agencies change their practices for rating these securities in the future, and the ratings of the Trust Preferred Securities are subsequently lowered, that could have a negative impact on the trading price of the Trust Preferred Securities and our ability to raise capital in a cost-effective manner through hybrid securities offerings.

A market may not develop for the Trust Preferred Securities.

The Trust Preferred Securities constitute a new issue of securities with no established trading market and will not be listed on any exchange. Even after the Trust Preferred Securities are registered, an active market for the Trust Preferred Securities may not develop or be sustained. As a result, neither we nor the Issuer can assure you that you will be able to sell your Trust Preferred Securities or at what price. Although the underwriters have indicated that they intend to make a market in the Trust Preferred Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue that market-making at any time without notice.

City National Capital Trust I

The following description summarizes the formation, purposes and material terms of the Issuer. See "Description of the Trust Preferred Securities," "Description of the Junior Subordinated Debt Securities" and "Description of the Guarantee" for more information on the following:

•
the Trust Preferred Securities;

•
the Junior Subordinated Debt Securities to be issued by us to the Issuer and the junior subordinated indenture, as supplemented by the first supplemental indenture, under which they will be issued (the "Junior Subordinated Indenture");

•
our Guarantee for the benefit of the holders of the Trust Preferred Securities; and

•
the relationship among the Trust Preferred Securities, the corresponding Junior Subordinated Debt Securities and the Guarantee.

The Issuer is a statutory trust created under Delaware law in 2009 pursuant to:

•
a declaration of trust executed by us, as sponsor of the Issuer, and the Delaware trustee, the institutional trustee and the administrative trustees of the Issuer; and

•
a certificate of trust filed with the Delaware Secretary of State.

The Issuer is offering to the public preferred securities representing preferred beneficial interests in the Issuer, which we call "Trust Preferred Securities." In addition to Trust Preferred Securities offered to the public, the Issuer will sell common securities representing common beneficial interests in the Issuer to us. We call these securities "common securities." We will own all of the common securities of the Issuer. The common securities and the Trust Preferred Securities are also referred to together as the "Trust Securities."

Before the Trust Securities are issued, the original declaration of trust for the Issuer will be amended and restated in its entirety substantially in the form filed with the registration statement of which this prospectus forms a part. The declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

The Issuer exists for the exclusive purposes of:

•
issuing and selling Trust Securities;

•
using the proceeds from the sale of Trust Securities to acquire corresponding Junior Subordinated Debt Securities from us; and

•
engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the Trust Securities).

The Issuer will own only Junior Subordinated Debt Securities. The payment terms of the Junior Subordinated Debt Securities will be substantially the same as the terms of the Trust Preferred Securities. The only source of funds for the Issuer will be the payments it receives from us on the Junior Subordinated Debt Securities. The Issuer will use these funds to make any cash payments due to holders of the Trust Preferred Securities.

The Issuer's common securities will rank equally, and payments on them will be made pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the Issuer's declaration of trust resulting from an event of default under the Junior Subordinated Indenture, our rights, as holder of the common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of the Trust Preferred Securities—Ranking of Common Securities." We will acquire common securities in an aggregate liquidation amount of $10,000. See "Description of the Trust Preferred Securities—Distribution," for details of the cash distributions to be made periodically on the Trust Preferred Securities.

Under certain circumstances, we may redeem the Junior Subordinated Debt Securities that we sold to the Issuer. If this happens, the Issuer will redeem a like amount of the Trust Preferred Securities that it sold to the public and the common securities that it sold to us.

Under certain circumstances, we may dissolve the Issuer and cause its Junior Subordinated Debt Securities to be distributed to the holders of the Trust Preferred Securities. If this happens, owners of such Trust Preferred Securities will no longer have any interest in the Issuer and will own only the Junior Subordinated Debt Securities we issued to the Issuer.

Additional details:

•
The Issuer's business and affairs will be conducted by its trustees;

•
The Issuer's trustees will be appointed by us as holder of the common securities;

•
The Issuer's trustees will be The Bank of New York Mellon Trust Company, N.A., as institutional trustee, BNY Mellon Trust of Delaware, as Delaware trustee and the administrative trustees named in the amended and restated declaration of trust, who will be employees or officers of City National or one of our affiliates and who will be Michael B. Cahill and Donald Riechel. The Bank of New York Mellon Trust Company, N.A., as institutional trustee, will act as sole indenture trustee under the Issuer's declaration of trust and will act as trustee under the Guarantee for purposes of compliance with the Trust Indenture Act. The Bank of New York Mellon Trust Company, N.A. will also act as trustee under the Junior Subordinated Indenture;

•
If an event of default under the Issuer's declaration of trust has occurred and is continuing, the holders of a majority in liquidation amount of the Trust Preferred Securities will be entitled to appoint, remove or replace the Issuer's institutional trustee and/or Delaware trustee;

•
Under all circumstances, only the holder of the common securities has the right to vote for, appoint, remove or replace the administrative trustees;

•
The duties and obligations of each trustee are governed by the Issuer's declaration of trust; and

•
We will pay all fees and expenses related to the Issuer and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer.

The principal executive office of the Issuer is located at City National Plaza, 555 South Flower Street, Los Angeles, California 90071, and the Issuer's telephone number is (213) 673-7700.

The Issuer will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

City National Corporation

We are the diversified holding company for City National Bank. We provide a wide range of banking, investing and trust services to our clients through our wholly owned banking subsidiary, City National Bank. City National Bank, which has conducted business since 1954, is a national banking association headquartered in Los Angeles, California and operating through 64 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay area, Nevada and New York City. City National and its eight majority-owned investment affiliates manage or administer $53.4 billion in client investment assets, including $34.9 billion under direct management.

As a registered financial holding company, we are subject to the supervision of the Federal Reserve. We are required to file with the Federal Reserve reports and other information regarding our business operations and the business operations of our subsidiaries.

For more information on City National and its subsidiaries, see the documents incorporated by reference into this prospectus.

 Ratio of earnings to fixed charges

Our consolidated ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2008 and the nine months ended September 30, 2009 are as follows:

	9 Months Ended September 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges
Excluding interest on deposits	0.77	2.87	5.16	5.80	9.49	12.59
Including interest on deposits	0.88	1.74	2.19	2.56	4.14	5.55

Use of proceeds

The Issuer will use all of the proceeds from the sale of (a) the Trust Preferred Securities to investors and (b) the common securities to us to purchase the Junior Subordinated Debt Securities.

We currently expect to use the proceeds from the sale of Junior Subordinated Debt Securities to the Issuer for general corporate purposes, including (without limitation) for possible repurchases of debt, preferred stock or other securities. Subject to regulatory approval, we may also use the proceeds, along with other funds, to redeem our Series B Preferred Stock and repurchase the ten-year warrant to purchase up to 1,128,668 shares of our common stock, previously issued to the U.S. Treasury under the Treasury's Capital Purchase Program. We can make no assurances as to when, or if, we will receive such regulatory approval.

Capitalization

The following table sets forth our consolidated capitalization at September 30, 2009 on an actual basis and as adjusted to give effect to the issuance and sale of the Trust Preferred Securities. The table should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	As of September 30, 2009
	Actual	As Adjusted
	(Unaudited, dollars in thousands)
Debt:
Total deposits	$15,108,443	$15,108,443
Subordinated debt	341,587	341,587
Long-term debt	233,536
Other borrowings	232,623	232,623

Total debt	$15,916,189
Equity:
Preferred stock; 5,000,000 shares authorized; 400,000 shares issued	$391,593	$391,593
Common stock; par value $1.00 per share; 75,000,000 shares authorized; 53,885,886 shares issued	53,886	53,886
Additional paid-in capital	514,904	514,904
Retained earnings and accumulated other comprehensive income	1,387,505	1,387,505
Treasury shares, at cost: 2,386,899 shares	(154,245)	(154,245)
Noncontrolling interest	24,849	24,849

Total equity	$2,218,492	$2,218,492

Total capitalization	$18,134,681

Accounting treatment; regulatory capital

The trust will not be consolidated on our balance sheet as a result of FASB Accounting Standards Codification (ASC) 810, Consolidation (FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003). Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the Junior Subordinated Debt Securities we issue to the Issuer as a liability and the amount we invest in the Issuer's common securities as an asset. The interest paid on the Junior Subordinated Debt Securities will be recorded as interest expense on our income statement.

Earlier this year, the Financial Accounting Standards Board revised ASC 810-10-25, Consolidation—Recognition (Variable Interest Entities) (previously SFAS 167, Amendments to FASB Interpretation No. 46(R)), which will be effective for us at the start of our fiscal year beginning January 1, 2010. We do not believe that this ASC will have an accounting impact upon the trust.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of Trust Preferred Securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for Trust Preferred Securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of Trust Preferred Securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The Trust Preferred Securities will qualify as Tier 1 capital.

Description of the Trust Preferred Securities

The Trust Preferred Securities represent undivided beneficial ownership interests in the assets of the Issuer. We have summarized below certain terms of the Trust Preferred Securities. This summary is not complete. You should also refer to the amended and restated declaration of trust, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

The Issuer's declaration of trust authorizes the administrative trustees of the Issuer to issue common securities and Trust Preferred Securities, which, together, we refer to as the "Trust Securities," on behalf of the Issuer. The Trust Securities represent undivided beneficial interests in the assets of the Issuer. All of the common securities will be owned, directly or indirectly, by us. The common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the Trust Preferred Securities except as set forth below under "—Ranking of Common Securities."

The Issuer's declaration of trust does not permit the Issuer to issue any securities other than the Trust Securities or to incur any indebtedness. Under the Issuer's declaration of trust, the institutional trustee will hold title to the Junior Subordinated Debt Securities purchased by the Issuer for the benefit of the holders of the Trust Securities.

The Trust Preferred Securities will be issued in the amount, at the price and on terms that are substantially the same as the terms of the corresponding Junior Subordinated Debt Securities.

We will guarantee the Trust Preferred Securities to the extent described below under "Description of the Guarantee." The guarantee agreement executed for the benefit of the holders of the Trust Preferred Securities will be a guarantee on a junior subordinated basis with respect to the related Trust Preferred Securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such Trust Preferred Securities when the Issuer does not have funds available to make such payments. See "Description of the Guarantee."

Distributions

You will be entitled to receive semi-annual distributions on the Trust Preferred Securities at the annual rate of              % of the stated liquidation amount of each Trust Preferred Security ($1,000), which is the same as the interest rate payable on the Junior Subordinated Debt Securities. The Issuer will pay distributions semi-annually in arrears on each             and             , beginning             , 2010. Distributions will be cumulative and will accumulate from              , 2009. In the event that any distribution date would fall on a day that is not a business day, that distribution date will be postponed until the next day that is a business day and no additional distribution or other payment will accrue as a result of that postponement.

On each distribution date, the Issuer will pay the applicable distribution to the holders of the Trust Preferred Securities on the record date for that distribution date. As long as the Trust Preferred Securities remain in book-entry form, the record dates for the Trust Preferred Securities will be one business day prior to the relevant distribution date. For purposes of this prospectus, "business day" means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed. If the Trust Preferred Securities are not in book-entry form, the record date will be the first day of the month in which the relevant distribution date occurs.

The period beginning on and including             , 2009 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a "distribution period." The amount of distributions payable for any distribution period will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the Junior Subordinated Debt Securities that is not paid on the applicable interest payment date will accrue additional interest, to the extent permitted by law, at the same rate applicable to the Junior Subordinated Debt Securities, compounded semi-annually, from the relevant interest payment date. As a result, distributions on the Trust Preferred Securities that are not paid on the applicable distribution date will accumulate additional distributions. References to "distributions" in this prospectus include those additional distributions.

When this prospectus refers to any payment of distributions, distributions include any interest payable unless otherwise stated. When, as and if available for payment, distributions will be made by the Issuer's institutional trustee, except as otherwise described below.

Deferral of distributions

We have the right, on one or more occasions, to defer payment of interest on the Junior Subordinated Debt Securities for up to 10 consecutive semi-annual periods, but not beyond the stated maturity of the Junior Subordinated Debt Securities. If we exercise this right, the Issuer will also defer paying semi-annual distributions on the Trust Preferred Securities during that period of deferral.

Although no interest or distribution payments will be made during a deferral period, interest on the Junior Subordinated Debt Securities will continue to accrue and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the annual rate of             %, compounded semi-annually. References to "distributions" in this prospectus include those additional distributions.

Once we make all deferred interest payments on the Junior Subordinated Debt Securities, we can once again defer interest payments subject to the limitations discussed above. As a result, there could be multiple periods of varying length during which you would not receive cash distributions on your Trust Preferred Securities.

During any period in which we have elected to defer interest payments on the Junior Subordinated Debt Securities, we generally may not make payments on our capital stock or on our debt securities or guarantees having the same rank as or ranking junior to the Junior Subordinated Debt Securities, subject to certain limited exceptions. See "Description of the Junior Subordinated Debt Securities—Option To Defer Interest Payments" below.

Redemption

When we redeem or repay the Junior Subordinated Debt Securities, in whole or in part, whether at maturity or upon earlier redemption, the institutional trustee will apply the proceeds from that payment to redeem common and Trust Preferred Securities having an aggregate liquidation amount equal to that portion of the principal amount of Junior Subordinated Debt Securities being redeemed or repaid. The redemption price per Trust Preferred Security at maturity of the Junior Subordinated Debt Securities will equal the $1,000 liquidation amount, and the redemption price in the event of a redemption of Junior Subordinated Debt Securities prior to stated maturity will equal the applicable redemption price attributed to $1,000 in principal amount of the Junior Subordinated Debt Securities calculated as described under "Description of the Junior Subordinated Debt Securities—Redemption—Optional "Make-Whole" Redemption" and "—Conditional Right To Redeem at Par Upon a Tax Event or Capital Treatment Event" below, in each case plus accumulated but unpaid distributions to the date of payment.

If less than all the Trust Preferred Securities and common securities are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of the Trust Preferred Securities and common securities outstanding. In the case of Trust Preferred Securities held by the Depositary Trust Company (or any successor) ("DTC") or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. If required, we will obtain the prior approval of the Board of Governors of the Federal Reserve System, or Federal Reserve, before exercising the redemption rights described in the preceding paragraph. The specific procedures relating to the redemption of the Trust Preferred Securities are set forth below.

See "Description of the Junior Subordinated Debt Securities—Redemption—Optional "Make-Whole" Redemption" and "—Conditional Right To Redeem at Par Upon a Tax Event or Capital Treatment Event" below for a description of the redemption terms of the Junior Subordinated Debt Securities.

Redemption procedures

Because the Trust Preferred Securities will be issued in the form of global securities held by The Depository Trust Company, or DTC, the following description relates to the procedures applicable to global securities. Please read "Book-Entry Procedures and Settlement" for more information about global securities.

The Issuer's institutional trustee will give each holder of Trust Preferred Securities at least 30, but not more than 60 days' notice of any redemption of Trust Preferred Securities, which notice will be irrevocable. If the Issuer's institutional trustee gives a notice of redemption of the Trust Preferred Securities, then by 12:00 noon, New York City time, on the redemption date, the institutional trustee will deposit irrevocably with DTC or its nominee funds sufficient to pay the applicable redemption price to the extent we have paid the institutional trustee a sufficient amount of cash in connection with the related redemption or repayment of the corresponding Junior Subordinated Debt Securities. The institutional trustee will also give DTC irrevocable instructions and authority to pay the redemption price to the holders of such Trust Preferred Securities.

If notice of redemption has been given and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the Trust Preferred Securities called for redemption and all rights of the holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price, but without interest on such redemption price.

If payment of the redemption price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by us pursuant to the Guarantee as described under "Description of the Guarantee," then distributions on such Trust Preferred Securities will continue to accrue at the distribution rate for such Trust Preferred Securities from the redemption date originally established by the Issuer to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law including, without limitation, United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement and none of these purchases shall be deemed redemptions in respect of the Trust Preferred Securities for purposes of the Issuer's declaration of trust.

Payment of the redemption price on the Trust Preferred Securities and any distribution or exchange of Junior Subordinated Debt Securities to holders of Trust Preferred Securities shall be made to the applicable record holders thereof as they appear on the register for such Trust Preferred Securities on the relevant record date, which shall be one business day before the redemption date or liquidation date, as applicable, so long as the securities are in book-entry form.

Liquidation distribution upon dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust as a "liquidation." Upon the liquidation of the Issuer, the holders of the Trust Preferred Securities will be entitled to receive the stated liquidation amount of their securities plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if we instead distribute on a ratable basis to the holders of the Trust Preferred Securities Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Preferred Securities outstanding at such time.

If this distribution can be paid only in part because the Issuer has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Issuer on its Trust Securities shall be paid on a pro rata basis, except as set forth below under "—Ranking of Common Securities."

Pursuant to the Issuer's declaration of trust, the Issuer will dissolve:

(1)
unless earlier dissolved, on the expiration of the term of the Issuer;

(2)
upon the bankruptcy of us or the holder of the common securities;

(3)
upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or us or (b) the revocation of the charter of the holder of common securities or of our charter and the expiration of 90 days after the date of such action without a reinstatement thereof;

(4)
subject to obtaining any required regulatory approval, upon an election by us to dissolve the Issuer;

(5)
upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the Issuer;

(6)
before the Issuer issues any Trust Securities, with any consent; or

(7)
subject to obtaining any required regulatory approval, when all of the Trust Securities have been called for redemption.

Optional liquidation of Issuer and distribution of Junior Subordinated Debt Securities to holders

We will have the right at any time to elect to dissolve the Issuer by causing the Junior Subordinated Debt Securities it holds to be distributed to the holders of the related Trust Securities. This may require the prior approval of the Federal Reserve. If we elect to dissolve the Issuer, then the Junior Subordinated Debt Securities will be distributed to the holders of related Trust Securities in exchange therefor, and thereupon the Issuer shall dissolve.

We anticipate that any distribution of Junior Subordinated Debt Securities would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the Trust Preferred Securities. See "Book-Entry Procedures and Settlement."

After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of the Issuer:

•
the Trust Preferred Securities will no longer be deemed to be outstanding;

•
the securities depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution; and

•
any certificates representing Trust Preferred Securities not held by the depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Preferred Securities until such certificates are presented to us or our agent for transfer or reissue.

There can be no assurance as to the market prices for either the Trust Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Trust Preferred Securities if a dissolution and liquidation of the Issuer were to occur. This means that the Trust Preferred Securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the Junior Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Issuer were to occur, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities.

Under current U.S. federal income tax law, and assuming, as expected, the Issuer is treated as a grantor trust, a distribution of Junior Subordinated Debt Securities in exchange for the Trust Preferred Securities would not be a taxable event to you. If, however, the Issuer were subject to U.S. federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, the distribution of the Junior Subordinated Debt Securities by the Issuer would be a taxable event to the Issuer and to you. See "Material U.S. Federal Income Tax Considerations—Classification of the Issuer" below.

Optional exchange

If at any time we or any of our affiliates are a holder of any Trust Preferred Securities, we or our affiliate, as the case may be, will have the right to deliver to the Issuer's institutional trustee all or the portion of its Trust Preferred Securities as it elects and receive, in exchange therefor, Junior Subordinated Debt Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the Trust Preferred Securities. The election (1) will be exercisable effective by the holder delivering to the institutional trustee a written notice of the election (A) specifying the liquidation amount of the Trust Preferred Securities with respect to which the election is being made and (B) the date on which the exchange will occur, which date will not be less than three business days after the receipt by the Issuer's institutional trustee of the election notice and (2) will be conditioned upon the holder having delivered or caused to be delivered to the Issuer's institutional trustee or its designee the Trust Preferred Securities which are the subject of the election by 10:00 A.M., New York City time, on the date on which the exchange is to occur. After the exchange, the Trust Preferred Securities will be canceled and will no longer be deemed to be outstanding and all rights of the holder with respect to the Trust Preferred Securities will cease, including accumulated but unpaid distributions thereon. In the event the Trust Preferred Securities are book-entry Trust Preferred Securities, upon the exchange the Issuer's institutional trustee, in its capacity as securities registrar, will cause an annotation to be made on the book-entry Trust Preferred Securities certificate or certificates evidencing the book-entry Trust Preferred Securities to evidence the reduction in the liquidation amount thereof resulting from the cancellation.

Notwithstanding anything else in the declaration of trust of the Issuer to the contrary, in order to effectuate the exchanges contemplated above, the Issuer is authorized to execute, deliver and perform, and we, the Issuer's institutional trustee, Delaware trustee and any administrative trustee, on behalf of the Issuer, acting singly or collectively, is authorized to execute and deliver on behalf of the Issuer, an exchange agreement, cancellation letter, and any and all other documents, agreements, or certificates contemplated by or related to the exchanges in each case without further vote or approval of any other person. For the avoidance of doubt, the exchanges described above will not be deemed redemptions in respect of the Trust Preferred Securities under the Issuer's declaration of trust.

Ranking of common securities

In connection with the issuance of the Trust Preferred Securities, the Issuer will issue a series of common securities to us. Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, Trust Preferred Securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Preferred Securities and common securities, except that upon certain events of default under the Issuer's declaration of trust relating to payment defaults on the corresponding Junior Subordinated Debt Securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities.

In the case of any event of default under the Issuer's declaration of trust resulting from an event of default under the Junior Subordinated Indenture, we, as holder of the Issuer's common securities, will have no right to act with respect to the event of default until the effect of all events of default with respect to such Trust Preferred Securities have been cured, waived or otherwise eliminated, as described under "—Declaration Defaults" below.

Declaration defaults

An "indenture event of default" is an event of default under the Junior Subordinated Indenture and also constitutes a "declaration default," which is an event of default under the Issuer's declaration of trust. One example of an indenture event of default is our failure to pay interest on the Junior Subordinated Debt Securities in full within 30 days after the conclusion of a period consisting of 10 consecutive semi-annual periods that commences with the earliest semi-annual period for which interest (including interest accrued on deferred payments) has not been paid in full.

Pursuant to the Issuer's declaration of trust, any holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Issuer's institutional trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities. Only the holders of the Trust Preferred Securities will have the right to direct the Issuer's institutional trustee as to matters under the Issuer's declaration of trust, and therefore the Junior Subordinated Indenture. If any declaration default relating to the Trust Preferred Securities is waived by the holders of the Trust Preferred Securities as provided in the Issuer's declaration of trust, such waiver will also constitute a waiver of such declaration default relating to the common securities for all purposes under the Issuer's declaration of trust without any further act, vote or consent of the holders of common securities. See "—Voting Rights" below.

If the Issuer's institutional trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Trust Preferred Securities may directly institute a legal proceeding against us to enforce those rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of Trust Preferred Securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. Such holder need not first (1) direct the institutional trustee to enforce the terms of the Junior Subordinated Debt Securities or (2) sue us to enforce the institutional trustee's rights under the Junior Subordinated Debt Securities.

In connection with such direct action, we will be subrogated to the rights of such holder of Trust Preferred Securities under the Issuer's declaration of trust to the extent of any payment made by us to such holder of Trust Preferred Securities in such direct action. This means that we will be entitled to payment of amounts that a holder of Trust Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the Issuer. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

Upon certain occurrences of an indenture event of default, as described under "Description of the Junior Subordinated Debt Securities—Indenture Events of Default," the Issuer's institutional trustee, as the sole holder of the Junior Subordinated Debt Securities, will have the right under the Junior Subordinated Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable.

City National and the Issuer are each required to file annually with the Issuer's institutional trustee an officers' certificate as to their compliance with all conditions and covenants under the Issuer's declaration of trust.

Merger, consolidation and amalgamation

The Issuer may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. The Issuer may, with the consent of its administrative trustees and without the consent of the holders of the Trust Securities, its Delaware trustee, or its institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(1)
such successor entity either:

(a)
expressly assumes all of the obligations of Issuer under the Trust Securities; or

(b)
substitutes for the Trust Preferred Securities other successor securities having substantially the same terms as the Trust Preferred Securities, so long as the successor securities rank the same as the Trust Preferred Securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2)
we, as issuer of the Junior Subordinated Debt Securities, expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the Junior Subordinated Debt Securities;

(3)
immediately following such merger, consolidation, amalgamation or replacement, the Trust Preferred Securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, if any;

(4)
such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5)
such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders' interest in the new entity;

(6)
such successor entity has a purpose identical to that of the Issuer;

(7)
prior to such merger, consolidation, amalgamation or replacement, the Issuer has received an opinion of a nationally recognized independent counsel to the Issuer experienced in such matters to the effect that:

(a)
such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders' interest in the new entity;

(b)
following such merger, consolidation, amalgamation or replacement, neither the Issuer nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940, or the Investment Company Act; and

(c)
following such merger, consolidation, amalgamation or replacement, the Issuer or the successor entity will continue to be classified as a domestic grantor trust for U.S. federal income tax purposes; and

(8)
we or our successor or permitted assign owns all common securities of the Issuer and we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the Guarantee and the successor entity assumes all obligations of the Issuer with respect to the Issuer's trustees.

Voting rights

Except as described in this section, "—Amendment of Declaration of Trust" below and "Description of the Guarantee—Amendments and Assignment," and except as provided under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as it may be amended from time to time, or any successor legislation, or the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the Issuer's declaration of trust, the holders of the Trust Preferred Securities will have no voting rights.

So long as the institutional trustee receives the tax opinion discussed below, the holders of a majority in aggregate liquidation amount of the Trust Securities have the right to direct the Issuer's institutional trustee, as holder of the Junior Subordinated Debt Securities, to:

(1)
direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to the Junior Subordinated Debt Securities;

(2)
waive any past indenture default that may be waived under the Junior Subordinated Indenture;

(3)
exercise any right to rescind or annul an acceleration of the maturity of the corresponding Junior Subordinated Debt Securities; or

(4)
consent to any amendment, modification or termination of the Junior Subordinated Indenture where such consent is required.

If a default under the Junior Subordinated Indenture has occurred, we, as holder of the common securities of the Issuer, will be restricted in our ability to direct the institutional trustee, as described under "—Declaration Defaults" above.

The Issuer's institutional trustee is required to notify all holders of the Trust Preferred Securities of any notice of default received from the indenture trustee. The notice is required to state that an indenture event of default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, the applicable trust will not fail to be classified as a domestic grantor trust for U.S. federal income tax purposes.

If the consent of the institutional trustee is required under the Junior Subordinated Indenture for any amendment, modification or termination of the Junior Subordinated Indenture, then the institutional trustee is required to request the written direction of the holders of the Trust Securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the Trust Securities voting together as a single class. Where any amendment, modification or termination under the Junior Subordinated Indenture would require the consent of a supermajority, however, the institutional trustee may only give such consent at the direction of the holders of the same supermajority of the holders of the Trust Securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the Trust Securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture event of default by the institutional trustee at the direction of the holders of the Trust Preferred Securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or by written consent. The administrative trustees will mail to each holder of record of Trust Preferred Securities a notice of any meeting at which such holders are entitled to vote. Each such notice will include a statement setting forth the following information:

•
the date and time of such meeting;

•
a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•
instructions for the delivery of proxies.

No vote or consent of the holders of Trust Preferred Securities will be required for the Issuer to redeem and cancel Trust Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Issuer's declaration of trust.

Despite the fact that holders of Trust Preferred Securities are entitled to vote or consent under the circumstances described above, any Trust Preferred Securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these Trust Preferred Securities will be treated for purposes of such vote or consent as if they were not outstanding.

Holders of the Trust Preferred Securities generally will have no rights to appoint or remove the administrative trustees. Instead, these trustees may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

To the fullest extent permitted by the Delaware Statutory Trust Act, voting and consensual rights with respect to the Issuer available to or in favor of holders or owners of Trust Preferred Securities may be exercised only by a United States person that is a beneficial owner of a Trust Preferred Security or by a United States person acting as irrevocable agent with discretionary powers for the beneficial owner of a Trust Security that is not a United States person. To the fullest extent permitted by the Delaware Statutory Trust Act, Holders that are not United States Persons must irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights. For this purpose, a United States Person is any person treated as a United States person as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Book-entry issuance; issuance of Certificated Trust Preferred Securities

The Trust Preferred Securities will be represented by one or more global preferred securities registered in the name of DTC or its nominee, as described under "Book-Entry Procedures and Settlement." As described under that caption, you may elect to hold interests in the Trust Preferred Securities through either DTC (in the United States), or Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of Euroclear System (outside the United States), either directly if you are a participant in or customer of one of those systems, or indirectly through organizations that are participants in those systems.

Amendment of declaration of trust

The Issuer's administrative trustees may generally amend the Issuer's declaration of trust without the consent of the holders of the Trust Preferred Securities, unless such amendment will materially and adversely affect the rights, privileges or preferences of any holder of Trust

Preferred Securities. In particular, the administrative trustees may amend the Issuer's declaration of trust to:

•
cure any ambiguity, correct or supplement any provisions in such declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which may not be inconsistent with the other provisions of such declaration of trust;

•
modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that the Issuer will be classified for U.S. federal income tax purposes as a domestic grantor trust at all times that any Trust Securities are outstanding, to ensure that such trust will not be required to register as an "investment company" under the Investment Company Act or to ensure the treatment of the Trust Preferred Securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;

•
add to our covenants, restrictions or obligations;

•
maintain the qualification of such declaration of trust under the Trust Indenture Act; or

•
modify, eliminate or add to any provision of such declaration of trust to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

Such amendment may only be made with the consent of the Issuer's institutional trustee, if the rights, powers, duties, obligations or immunities of the institutional trustee will be affected, and with the consent of the Issuer's Delaware trustee, if the rights, powers, duties, obligations or immunities of the Delaware trustee will be affected.

If any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

(1)
any action that would materially and adversely affect the powers, preferences or special rights of the Trust Securities of the Issuer, whether by way of amendment to the Issuer's declaration of trust or otherwise or

(2)
the dissolution, winding-up or termination of the Issuer other than pursuant to the terms of the Issuer's declaration of trust,

then the holders of the Issuer's Trust Securities, voting together as a single class, will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Issuer's Trust Securities, voting together as a single class. If, however, any amendment or proposal referred to in clause (1) above would materially and adversely affect only the Trust Preferred Securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

Despite the foregoing, no amendment or modification may be made to the Issuer's declaration of trust if such amendment or modification would:

•
cause the Issuer to be classified for U.S. federal income tax purposes as other than a domestic grantor trust,

•
reduce or otherwise adversely affect the powers of the Issuer's institutional trustee in contravention of the Trust Indenture Act, or

•
cause the Issuer to be deemed an "investment company" that is required to be registered under the Investment Company Act.

Payment and paying agent

Payments on the Trust Preferred Securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates as specified under "Book-Entry Procedures and Settlement."

The paying agent shall initially be the Issuer's institutional trustee and any co-paying agent chosen by the institutional trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the Issuer's administrative trustees and institutional trustee and to us. In the event that the Issuer's institutional trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to us and the institutional trustee, to act as paying agent.

Registrar and transfer agent

The Issuer's administrative trustees, or an agent designated by the administrative trustees will act as registrar and transfer agent for the Issuer's Trust Preferred Securities.

Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of its Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

Information concerning the institutional trustee

The Issuer's institutional trustee holds title to the Junior Subordinated Debt Securities purchased by the Issuer for the benefit of the holders of the Trust Securities. In that capacity, the institutional trustee has the power to exercise all rights, power and privileges as a holder under the Junior Subordinated Indenture pursuant to which the Junior Subordinated Debt Securities are issued. In addition, the institutional trustee has exclusive control of a segregated non-interest-bearing account of the Issuer, in which all payments made on the Junior Subordinated Debt Securities will be held for the benefit of the holders of the Trust Preferred Securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Preferred Securities out of funds in that account.

Prior to the occurrence of, and after the curing of, an event of default under the Issuer's declaration of trust, the Issuer's institutional trustee will undertake to perform only such duties as are specifically set forth in the Issuer's declaration of trust. After a default, the institutional trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs.

However, the institutional trustee is under no obligation to exercise any of the powers vested in it by the Issuer's declaration of trust at the request of any holder of Trust Preferred Securities unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

If no declaration default has occurred and is continuing and the Issuer's institutional trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Issuer's declaration of trust or is unsure of the application of any provision of the Issuer's declaration of trust, and the matter is not one on which holders of Trust Preferred Securities are entitled under the Issuer's declaration of trust to vote, then the institutional trustee will take such action as is directed by us and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the Issuer's institutional trustee or its affiliates in the ordinary course of their businesses.

Miscellaneous

The Issuer's administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that it:

•
will not be required to register as an "investment company" under the Investment Company Act;

•
will not cause the Issuer to be characterized as other than a domestic grantor trust for U.S. federal income tax purposes; and

•
cooperates with us to cause the Junior Subordinated Debt Securities held by the Issuer to be treated as our indebtedness for U.S. federal income tax purposes.

Holders of the Trust Preferred Securities have no preemptive or similar rights.

The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing law

The Issuer's declaration of trust will be governed by and construed in accordance with the laws of the State of Delaware.

Description of the Junior Subordinated Debt Securities

We have summarized below certain terms of the Junior Subordinated Debt Securities. This summary is not complete. You should refer to the Junior Subordinated Indenture (which includes the first supplemental indenture), forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. We anticipate that until the liquidation, if any, of the Issuer, each Junior Subordinated Debt Security will be held by the institutional trustee in trust for the benefit of the holders of the Trust Preferred Securities and the common securities.

The Junior Subordinated Debt Securities will be unsecured and junior in right of payment to all of our senior debt, as described under "Description of the Junior Subordinated Debt Securities—Subordination." As a result, the Trust Preferred Securities also will be effectively subordinated to that debt. As of September 30, 2009, City National had outstanding $233.2 million in debt, of which $228.0 million ranked senior to the indebtedness evidenced by the Junior Subordinated Debt Securities. We have filed the form of Junior Subordinated Indenture (including the first supplemental indenture) as exhibits to the registration statement of which this prospectus is a part. Each prospective purchaser should read the Junior Subordinated Indenture (including the first supplemental indenture) for additional information before purchasing any Trust Preferred Securities.

General

We will issue the Junior Subordinated Debt Securities in a total principal amount equal to the total liquidation amount of the Trust Preferred Securities and common securities that the Issuer issues. The Issuer will use the proceeds of the issuance and sale of the Trust Securities to purchase the corresponding Junior Subordinated Debt Securities from us. The interest payment provisions of the Junior Subordinated Debt Securities will correspond to the distribution payment provisions of the Trust Preferred Securities.

The Junior Subordinated Debt Securities will be unsecured. The Junior Subordinated Debt Securities will be subordinated to all of our existing and future "Senior Indebtedness," as such term is defined under "—Subordination" below.

Under circumstances involving the dissolution of the Issuer, the Junior Subordinated Debt Securities owned by the Issuer may be distributed to the holders of Trust Preferred Securities in liquidation of that trust, provided that any required regulatory approval is obtained.

Whenever the term "holder" is used in this prospectus with respect to a registered Junior Subordinated Debt Security, it refers to the person in whose name such Junior Subordinated Debt Security is registered in the security register.

Interest rate and maturity

The Junior Subordinated Debt Securities will bear interest at the annual rate of             %. City National will pay that interest semi-annually in arrears on             and             of each year (we refer to these dates as "interest payment dates"), beginning             , 2010, and ending at the stated maturity date. We refer to the period beginning on and including             , 2009 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an "interest period." The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date would otherwise fall on a day that is not a business day, that interest payment date will be postponed to the next day that is a business day and no interest or other payment will accrue as a result of that postponement.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest to the extent permitted by law at the same rate that is applicable to the Junior Subordinated Debt Securities, compounded semi-annually from the relevant interest payment date. When we use the term "interest," we are referring to both semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable interest payment date.

The Junior Subordinated Debt Securities will mature and must be repaid on             , 2040. We refer to             , 2040 as the "stated maturity date." If the stated maturity date falls on a day that is not a business day, then the payment of principal and interest will be paid on the following business day and no interest on that payment will accrue from and after the stated maturity date.

Subordination

Our payment obligations under the Junior Subordinated Debt Securities and the Guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our "senior debt" (as defined below). This means that no payment of principal, including redemption payments, or interest on the Junior Subordinated Debt Securities may be made if:

•
any of our senior debt has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•
the maturity of any of our senior debt has been accelerated because of a default.

Upon any payment by us, or distribution of our assets, to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due on all of our senior debt must be paid in full before the holders of Junior Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to our senior debt then outstanding, the rights of the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of our senior debt to receive payments or distributions applicable to senior debt until all amounts owing on the Junior Subordinated Debt Securities are paid in full.

For purposes of the Junior Subordinated Debt Securities, "Senior Indebtedness" or "senior debt" means,

with respect to us:

(1)
the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us;

(2)
all of our capital lease obligations;

(3)
all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement;

(4)
all of our obligations, contingent or otherwise, in respect of any letters of credit, bankers' acceptances, security purchase facilities, repurchase agreements or similar credit transactions;

(5)
all of our obligations in respect of interest rate swap, cap or other agreements, interest rate futures or option contracts, currency swap agreements, currency future or option contracts, hedging arrangements and other similar agreements;

(6)
all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

(7)
all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us;

except that senior debt will not include:

  (A)
  except as provided in clause (C), any indebtedness issued after the date hereof under the Junior Subordinated Indenture that is expressly subordinated to the Junior Subordinated Debt Securities;

  (B)
  the Guarantee;

  (C)
  any indebtedness or guarantee that is by its terms subordinated to, or ranks equally with, the Junior Subordinated Debt Securities and the issuance of which, in the case of this clause (C) only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of San Francisco or the staff of the Federal Reserve or (y) does not at the time of issuance prevent the Junior Subordinated Debt Securities from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of our Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve;

  (D)
  trade accounts payable and other accrued liabilities arising in the ordinary course of business; and

  (E)
  our existing parity obligations.

Option to defer interest payments

We may elect at one or more times to defer payment of interest on the Junior Subordinated Debt Securities for up to 10 consecutive semi-annual periods if the Junior Subordinated Debt Securities are not in default. However, no deferral period may extend beyond the stated maturity date of the Junior Subordinated Debt Securities.

During each deferral period, interest will continue to accrue at the annual rate of             % on the Junior Subordinated Debt Securities, and, to the extent permitted by applicable law, additional interest will accrue on the unpaid interest at the same rate applicable to the Junior Subordinated Debt Securities, compounded semi-annually from the relevant interest payment date. At the end of each deferral period or, if earlier, upon redemption of the Junior Subordinated Debt Securities, we will pay all accrued and unpaid interest on the Junior Subordinated Debt Securities.

We may, at any time, pay all or any portion of the interest accrued to that point during a deferral period.

Once we pay all accrued and unpaid interest on the Junior Subordinated Debt Securities (together with interest on such unpaid interest at the same rate applicable to the Junior Subordinated Debt Securities, compounded semi-annually from the relevant interest payment date, to the extent permitted by applicable law), we can again defer interest payments on the Junior Subordinated Debt Securities as described above.

During any deferral period, we will not and our subsidiaries will not be permitted to:

•
declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock or the capital stock of our subsidiaries;

•
make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other Junior Subordinated Debt Securities or other junior subordinated debt) that rank equally with or junior in interest to the Junior Subordinated Debt Securities; or

•
make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees of Junior Subordinated Debt Securities or other junior subordinated debt) if the guarantee ranks equally with or junior in interest to the Junior Subordinated Debt Securities.

However, at any time, including during a deferral period, we will be permitted to:

•
pay dividends or distributions in additional shares of our capital stock;

•
make payments under the Guarantee;

•
declare or pay a dividend in connection with the implementation of a shareholders' rights plan, or issue stock under such a plan or repurchase such rights;

•
repurchase or otherwise acquire shares of our capital stock for issuance pursuant to any employee benefit plans; and

•
solely in the case of any of our controlled subsidiaries, pay dividends or distributions on the capital stock of such subsidiary to us or one of our affiliates.

If the institutional trustee is the sole holder of the Junior Subordinated Debt Securities, we will give the institutional trustee written notice of our election of a deferral period at least one business day before the earlier of:

•
the next date distributions on the Trust Preferred Securities and common securities are payable; and

•
the date the administrative trustees are required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution.

If the institutional trustee is not the sole holder of the Junior Subordinated Debt Securities for which we are deferring interest, we will give the holders of the Junior Subordinated Debt Securities notice of our selection of the extension period ten business days prior to the earlier of:

•
the next succeeding interest payment date; or

•
the date upon which we are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Junior Subordinated Debt Securities of the record or payment date of such related interest payment.

In either case, a trustee of the Issuer will give written notice of our election to begin a deferral period to the holders of the Trust Preferred Securities within five days of receipt.

Distribution of Junior Subordinated Debt Securities

As described above, the Junior Subordinated Debt Securities may be distributed in exchange for the Trust Preferred Securities upon dissolution and liquidation of the Issuer, after satisfaction of the Issuer's liabilities to its creditors. See "Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution" and "Description of the Trust Preferred Securities—Optional Liquidation of Issuer and Distribution of Junior Subordinated Debt Securities to Holders."

If the Junior Subordinated Debt Securities are distributed to the holders of Trust Preferred Securities, we anticipate that the depositary arrangements for the Junior Subordinated Debt Securities will be substantially identical to those in effect for the Trust Preferred Securities. See "Book-Entry Procedures and Settlement."

Redemption

The Junior Subordinated Debt Securities:

•
are redeemable, in whole or in part, at our option at any time after             , 2014 at the redemption price set forth under "—Optional "Make-Whole" Redemption" below;

•
are redeemable, in whole but not in part, after the occurrence of a Tax Event or Capital Treatment Event, at a redemption price equal to their principal amount plus accrued and unpaid interest to the redemption date, as described below; and

•
are not subject to any sinking fund or analogous provisions.

If required under the Federal Reserve's capital rules, we will obtain the approval of the Federal Reserve prior to exercising the redemption rights described above. Under the current rules of the Federal Reserve, such approval is required in all instances.

Optional "make-whole" redemption

We will have the right, at any time after             , 2014 and prior to the stated maturity date, to redeem some or all of the Junior Subordinated Debt Securities at a redemption price equal to the greater of 100% of the principal amount of the Junior Subordinated Debt Securities and the present value of scheduled payments of principal and interest from the redemption date to the stated maturity date, on the Junior Subordinated Debt Securities to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury rate plus a spread of       %, in each case, plus accrued and unpaid interest to the redemption date.

For purposes of the above:

•
"Treasury rate" means the semi-annual equivalent yield to maturity of the "Treasury security" that corresponds to the "Treasury price" (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•
"Treasury security" means the U.S. Treasury security that the "Treasury dealer" determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Junior Subordinated Debt Securities being redeemed in a tender offer based on a spread to U.S. Treasury yields;

•
"Treasury price" means the bid-side price for the Treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," except that: (1) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (2) if the Treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then the Treasury price will instead mean the bid-side price for the Treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the Treasury dealer through such alternative means as the Treasury dealer considers to be appropriate under the circumstances; and

•
"Treasury dealer" means J.P. Morgan Securities Inc. (or its successor) or, if J.P. Morgan Securities Inc. (or its successor) refuses to act as Treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Conditional right to redeem at par upon a Tax Event or Capital Treatment Event

At any time within 90 days after a Tax Event or a Capital Treatment Event, we will have the right to redeem all, but not less than all, of the Junior Subordinated Debt Securities at a redemption price equal to their principal amount plus accrued and unpaid interest to the redemption date.

For purposes of the above, a "Tax Event" means the receipt by the Issuer or City National of an opinion of counsel experienced in those matters to the effect that, as a result of:

•
any amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the Trust Preferred Securities;

•
any proposed change in those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities; or

•
any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities;

there is more than an insubstantial risk that:

•
the Issuer is, or within 90 days of the date of that opinion will be, subject to U.S. federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities;

•
interest payable by us on the Junior Subordinated Debt Securities is not, or within 90 days of the date of that opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•
the Issuer is, or within 90 days of the date of that opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the above, "Capital Treatment Event" means the reasonable determination by City National that, as a result of:

•
any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Trust Preferred Securities;

•
any proposed change in those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities; or

•
any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities, there is more than an insubstantial risk that City National will not be entitled to treat an amount equal to the liquidation amount of the Trust Preferred Securities as "Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable. See "Accounting Treatment; Regulatory Capital" above.

Indenture events of default

The Junior Subordinated Indenture provides that the following are "indenture events of default" relating to the Junior Subordinated Debt Securities:

(1)
default in the payment of the principal of, or premium, if any, on any Junior Subordinated Debt Security when payable, whether at its final maturity or upon redemption or otherwise; or

(2)
failure to pay in full interest accrued (including any interest accrued on deferred payments) on any Junior Subordinated Debt Security upon the conclusion of a period of 10 consecutive interest payment periods, that commences with the earliest semi-annual period for which interest has not been paid in full and continuance of such failure to pay for a period of 30 days; or

(3)
specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee.

If an indenture event of default of the type described in (2) above shall occur and be continuing, either the indenture trustee or the holders of 25% or more in principal amount of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, including any accrued and unpaid interest, and any other amounts payable under the Junior Subordinated Indenture to be immediately due and payable. If they fail to make that declaration, then the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities will have the right to do so. If an indenture event of default of the type described in (3) above shall occur and be continuing, the principal of and the interest on the Junior Subordinated Debt Securities will automatically, and without any declaration or other action on the part of the indenture trustee or any holder of the Junior Subordinated Debt Securities, become immediately due and payable. In the event of an indenture event of default of the type described in (1) above, there is no right to declare the principal amount of the Junior Subordinated Debt Securities immediately payable.

Indenture defaults

The Junior Subordinated Indenture provides that the following are "indenture defaults" relating to the Junior Subordinated Debt Securities:

(1)
an indenture event of default, as described above;

(2)
a default for 30 days in the payment of any installment of interest on any Junior Subordinated Debt Security, subject to our right to defer interest payments;

(3)
a default by us for 90 days after written notice in the performance of any other covenant in respect of the Junior Subordinated Debt Securities; and

(4)
the Issuer shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the Junior Subordinated Debt Securities to holders of the Trust Securities in liquidation or redemption of their interests in the Issuer upon a special event, (ii) the redemption of all of the outstanding Trust Preferred Securities of the Issuer or (iii) certain mergers, consolidations or amalgamations of the Issuer.

There is no right of acceleration upon the occurrence of an indenture default that is not also one of the types of indenture events of default that confers acceleration rights, as described in "—Indenture Events of Default," above. However, any indenture default could give rise to a claim against us relating to the specific default. Any deferral of interest or extension of interest payment period on the Junior Subordinated Debt Securities made in accordance with any interest deferral provisions described in "Description of the Junior Subordinated Debt Securities—Option To Defer Interest Payments" will not constitute a default under the Junior Subordinated Indenture.

The indenture trustee may withhold notice to the holders of the Junior Subordinated Debt Securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders.

Enforcement of rights by holders of Trust Preferred Securities

If (i) a default occurs under the Junior Subordinated Indenture and that default is attributable to our failure to pay interest, premium, if any, or principal on the Junior Subordinated Debt Securities when due and (ii) the Junior Subordinated Debt Securities are held by the Issuer, then a holder of the related Trust Preferred Securities may institute a legal proceeding directly against us for enforcement of payment on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of that holder. The holders of Trust Preferred Securities will not be able to directly exercise any other remedy available to the holders of the Junior Subordinated Debt Securities.

Consolidation, merger and sale of assets

The Junior Subordinated Indenture will provide that we will not consolidate or merge with another corporation or convey, transfer or lease our assets substantially as an entirety unless:

•
the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest (including additional amounts) on all Junior Subordinated Debt Securities issued thereunder and the performance of every other covenant of the Junior Subordinated Indenture on our part;

•
immediately thereafter, no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing; and

•
we have delivered to the indenture trustee an officer's certificate stating that such merger, conveyance, transfer or lease and any supplemental indenture to the Junior Subordinated Indenture will comply with the terms of this section.

Upon any such consolidation, merger, conveyance, transfer or lease, the successor corporation shall succeed to and be substituted for us under the Junior Subordinated Indenture. Thereafter we shall be relieved of all obligations and covenants under the Junior Subordinated Indenture and the Junior Subordinated Debt Securities. See "Description of the Trust Preferred Securities—Merger, Consolidation or Amalgamation" above.

Certain covenants

So long as the Issuer has Trust Preferred Securities outstanding, we will covenant in the Junior Subordinated Indenture to:

(1)
directly or indirectly maintain 100% ownership of the common securities of the Issuer;

(2)
not voluntarily dissolve, wind-up or terminate the Issuer, except in connection with:

(a)
a distribution of Junior Subordinated Debt Securities; or

(b)
mergers, consolidations or amalgamations of the Issuer permitted by the Issuer's declaration of trust;

(3)
timely perform our duties as sponsor of the Issuer; and

(4)
use our reasonable efforts to cause the Issuer to:

(a)
remain a statutory trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Issuer, the redemption of all of the Issuer's Trust Securities, or mergers, consolidations or amalgamations of the Issuer, each as permitted by the Issuer's declaration of trust, and

(b)
otherwise continue to be classified as a domestic grantor trust for U.S. federal income tax purposes.

Modifications and amendments

Without the consent of any holders of Junior Subordinated Debt Securities, we and the indenture trustee may through supplemental indentures make certain modifications and amendments to the Junior Subordinated Indenture to add covenants for the benefit of holders of all Junior Subordinated Debt Securities, to add additional defaults, to change or eliminate provisions of such indenture when no Junior Subordinated Debt Security is entitled to the benefit of such provision, to cure ambiguities, correct or supplement any defects or inconsistent provisions or make any other provision provided that such cure, correction, supplement or provision does not materially adversely affect the interests of the holders of any Junior Subordinated Debt Securities, and for certain other specified purposes.

We and the trustees, with the consent of the holders of at least a majority in aggregate principal amount of the Junior Subordinated Debt Securities that are affected by the modification, may modify the Junior Subordinated Indenture or any supplemental indenture affecting the rights of the holders of the Junior Subordinated Debt Securities. However, no such modification or amendment may, without the consent of the holder of each Junior Subordinated Debt Security affected thereby:

(1)
change the date on which principal of or interest on such securities is due and payable;

(2)
reduce the rate of interest on such securities;

(3)
reduce the principal amount of such securities or the premium, if any, on such securities;

(4)
change the place any principal, premium or interest is payable;

(5)
change the currency in which any such securities or any interest thereon are payable;

(6)
change the percentage of outstanding Junior Subordinated Debt Securities necessary to modify or amend the Junior Subordinated Indenture or any supplemental indenture referred to above; or

(7)
impair the right of holders of Trust Preferred Securities to take direct action against us as described under "Description of the Trust Preferred Securities—Declaration Defaults."

In addition, the Junior Subordinated Indenture may not be amended without the consent of each holder of Junior Subordinated Debt Securities affected thereby to modify the subordination of the Junior Subordinated Debt Securities issued under the Junior Subordinated Indenture in a manner adverse to the holders of the Junior Subordinated Debt Securities.

Satisfaction and discharge

The Junior Subordinated Indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under such Junior Subordinated Indenture when all Junior Subordinated Debt Securities issued under such indenture not previously delivered to the indenture trustee for cancellation:

•
have become due and payable;

•
will become due and payable at their final maturity within one year; or

•
are to be called for redemption within one year;

and, in each case, we have deposited with the indenture trustee funds sufficient to make all remaining interest and principal payments on the Junior Subordinated Debt Securities and any other amounts payable under the Junior Subordinated Indenture (which deposits may require the prior approval of the Federal Reserve) and we have provided the indenture trustee with an officer's certificate and opinion of counsel stating that the applicable terms of the Junior Subordinated Indenture have been complied with.

Book-entry and settlement

If the Junior Subordinated Debt Securities are distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Issuer as a result of the occurrence of a special event, then the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a "global security." Except under certain limited circumstances described under "—The Depositary" below, Junior Subordinated Debt Securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the holders, as defined in the Junior Subordinated Indenture, of the global security for any purpose under the Junior Subordinated Indenture. A global security representing Junior Subordinated Debt Securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Junior Subordinated Indenture.

The depositary

If Junior Subordinated Debt Securities are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the Issuer, DTC will act as securities depositary for the Junior Subordinated Debt Securities. As of the date of this prospectus, the description of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments relating to the Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see "Book-Entry Procedures and Settlement."

None of City National, the Issuer, any paying agent or any other agent we may appoint nor the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A global security will be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee if:

•
the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security or has ceased to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and in either case we fail to appoint a successor depositary within 90 days; or

•
we, in our sole discretion, determine that such global security shall be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Information regarding the indenture trustee

The indenture trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of the Junior Subordinated Debt

Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing law

The Junior Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

The Junior Subordinated Indenture will provide that we will pay all fees and expenses related to:

•
the offering of the Junior Subordinated Debt Securities and the corresponding Trust Securities;

•
the organization, maintenance and dissolution of the Issuer;

•
the retention of the trustees; and

•
the enforcement by the institutional trustee of the rights of the holders of the Trust Preferred Securities.

Description of the Guarantee

Under the Guarantee, City National will guarantee certain payment obligations of the Issuer. The Issuer's amended and restated declaration of trust provides that, by your acceptance of the Trust Preferred Securities, you agree to the provisions of the Guarantee and the Junior Subordinated Indenture. Set forth below is a summary of the general terms that apply to the Guarantee. The Guarantee is qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be The Bank of New York Mellon Trust Company, N.A.. The guarantee trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. We have filed the form of the Guarantee as an exhibit to the registration statement of which this prospectus is a part. Prospective purchasers of Trust Preferred Securities should read the Guarantee for additional information before purchasing any Trust Preferred Securities.

General

Under the Guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the Trust Preferred Securities, except to the extent paid by the Issuer, as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert, the following payments, which are referred to as "guarantee payments," without duplication:

•
any accrued and unpaid distributions that are required to be paid on the Trust Preferred Securities, to the extent the Issuer has funds available for distributions;

•
the redemption price, plus all accrued and unpaid distributions relating to any Trust Preferred Securities called for redemption by the Issuer, to the extent the Issuer has funds available for redemptions; and

•
upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer, other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the outstanding Trust Preferred Securities of the Issuer, the lesser of:

  •
  the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment to the extent the Issuer has funds available; and

  •
  the amount of assets of the Issuer remaining for distribution to holders of the Trust Preferred Securities in liquidation of the Issuer.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of the Trust Preferred Securities or by causing the Issuer to pay such amounts to such holders.

The Guarantee will not apply to any payment of distributions, except to the extent that the Issuer shall have funds available for such payments and shall have not applied such funds to make required payments. If we do not make interest payments on the Junior Subordinated Debt Securities purchased by the Issuer, then the Issuer will not pay distributions on its Trust Preferred Securities and will not have funds available for such payments and under such circumstances payments of such amounts will not be made under the Guarantee. See "—Status of the Guarantee" below. The Guarantee does not limit the incurrence or issuance by us of other secured or unsecured debt.

The Guarantee, when taken together with our obligations under the Junior Subordinated Indenture under which the related Junior Subordinated Debt Securities are issued and the related declaration of trust, including our obligations to pay costs, expenses, debts and liabilities of the Issuer, other than those relating to Trust Securities, provides a full and unconditional guarantee on a junior subordinated basis of payments due on the related Trust Preferred Securities.

We will also agree separately to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to its common securities to the same extent of the Trust Preferred Securities.

Status of the Guarantee

The Guarantee will be unsecured and will rank subordinate and junior in right of payment to all of our Senior Indebtedness in the same manner as our Junior Subordinated Debt Securities as set forth in the Junior Subordinated Indenture.

The Guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under such guarantee without suing any other person or entity. The Guarantee will be held for the benefit of the holders of the Trust Securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the Issuer or upon the distribution of the corresponding Junior Subordinated Debt Securities.

Amendments and assignment

The Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the Trust Preferred Securities in any material respect. All guarantees and agreements contained in the Guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the Trust Preferred Securities.

Termination of the Guarantee

The Guarantee will terminate:

•
upon full payment of the redemption price of all related Trust Preferred Securities of the Issuer;

•
upon distribution of the corresponding Junior Subordinated Debt Securities to the holders of the Trust Securities; or

•
upon full payment of the amounts payable in accordance with the Issuer's declaration of trust upon liquidation of the Issuer.

The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must repay any sums paid under the Trust Preferred Securities or the Guarantee.

Events of default

An event of default under the Guarantee will occur if we fail to make our required payments or perform any of our other obligations under the Guarantee.

The holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the Guarantee.

Any holder of Trust Preferred Securities may institute a legal proceeding directly against us to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the guarantee trustee or any other person or entity.

We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the Guarantee.

Information concerning the guarantee trustee

Prior to the occurrence of, and after the curing of, any event of default relating to the Guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the Guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the degree of care that a prudent individual would exercise in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the related Trust Preferred Securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. Despite the foregoing, following an event of default relating to the Guarantee, the failure of the holders of Trust Preferred Securities to offer such indemnity shall not relieve the guarantee trustee of its obligations to exercise the rights and powers vested in it under the Guarantee. We and/or our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing law

The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Relationship among the Trust Preferred Securities,
the Junior Subordinated Debt Securities and the Guarantee

Full and unconditional guarantee

Taken together, our obligations under the Junior Subordinated Debt Securities, the Junior Subordinated Indenture, the declaration of trust (as amended and restated) and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Trust Preferred Securities. If and to the extent that we do not make payments on the Junior Subordinated Debt Securities, the Issuer will not pay distributions or other amounts due on the Trust Preferred Securities. The Guarantee does not cover payment of distributions when the Issuer does not have sufficient funds to pay such distributions. In such an event, a holder of Trust Preferred Securities may institute an action directly against us to enforce payment of such distributions to such holder after the respective due dates.

Sufficiency of payments

As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and other payments due on the Trust Preferred Securities, primarily because:

•
the aggregate principal amount of the Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Preferred Securities and the common securities;

•
the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

•
we will pay for all and any costs, expenses and liabilities of the Issuer except for the Issuer's obligations to holders of the Trust Preferred Securities under such Trust Preferred Securities; and

•
the Issuer's declaration of trust will provide that the Issuer will not engage in any activity that is not consistent with the limited purpose the Issuer.

Notwithstanding anything to the contrary in the Junior Subordinated Indenture, we have the right to set-off any payment we are otherwise required to make thereunder with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement rights of holders of Trust Preferred Securities

A holder of any Trust Preferred Security may institute a legal proceeding directly against us to enforce its rights under the Guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A holder may institute a direct action against us to enforce its rights under a the Issuer's declaration of trust only if a declaration default has occurred and is continuing and is attributable to our failure to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable.

A default or event of default under any of our Senior Indebtedness will not constitute an indenture event of default. However, in the event of payment defaults under, or acceleration of, our Senior Indebtedness, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debt Securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debt Securities would constitute an indenture event of default, but under the subordination provisions, we could make no payment on the Junior Subordinated Debt Securities unless holders of our Senior Indebtedness are paid in full. See "Description of Junior Subordinated Debt Securities—Subordination" above.

Limited purpose of trust

The Trust Preferred Securities will evidence a beneficial interest in the Issuer, and the Issuer will be created for the sole purpose of issuing the Trust Preferred Securities and common securities and investing the proceeds thereof in the Junior Subordinated Debt Securities. A principal difference between the rights of a holder of Trust Preferred Securities and a holder of Junior Subordinated Debt Securities will be that a holder of Junior Subordinated Debt Securities will be entitled to receive from us the principal amount of and interest accrued on the Junior Subordinated Debt Securities, while a holder of Trust Preferred Securities will be entitled to receive distributions from the Issuer, including any amounts to be received upon redemption of the Trust Preferred Securities, or amounts received from us under the Guarantee, if and to the extent the Issuer has funds available for the payment of such distributions.

Rights upon dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Issuer involving the liquidation of the Junior Subordinated Debt Securities, the holders of the Trust Preferred Securities are entitled to receive, out of assets held by the Issuer after satisfaction of liabilities to creditors of the Issuers, as provided by applicable law, the liquidation distribution in cash. See "Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution." Upon our voluntary or involuntary liquidation or bankruptcy, the Issuer's institutional trustee, as holder of the Junior Subordinated Debt Securities, would be our junior subordinated creditor, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any of our common or preferred stockholders or holders of any other securities that are junior to the Junior Subordinated Debt Securities receive payments or distributions. Since we are the guarantor under the Guarantee and have agreed to pay for all costs, expenses and liabilities of the Issuer, other than the Issuer's obligations to the holders of the Trust Preferred Securities, the positions of a holder of such Trust Preferred Securities and a holder of such Junior Subordinated Debt Securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

 Book-entry procedures and settlement

The Trust Preferred Securities will be book-entry securities. All Trust Preferred Securities and all Junior Subordinated Debt Securities initially will be represented by one or more fully registered global securities. Each global security will be deposited upon issuance with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will thus be the only registered holder of the Junior Subordinated Debt Securities and the Trust Preferred Securities and will be considered the sole owner of the Junior Subordinated Debt Securities and the Trust Preferred Securities for purposes of the Junior Subordinated Indenture and the Issuer's declaration of trust.

Global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants' accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC's system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC's system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call "indirect participants." Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the global securities evidencing a series of debt securities or trust preferred securities, it will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities that are participants may hold their interests therein directly through DTC. Investors in the global securities that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. Those laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered holder of such global security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the Junior Subordinated Debt Securities or Trust Preferred Securities represented by such global security for all purposes under the applicable indenture or declaration of trust. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have Junior Subordinated Debt Securities or Trust Preferred Securities represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of Trust Preferred Securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the applicable indenture or declaration of trust. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture or declaration of trust. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the global securities desires to give any consent or take any action under the applicable indenture or declaration of trust, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of principal and interest on Junior Subordinated Debt Securities and distributions on Trust Preferred Securities that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global securities representing the Junior Subordinated Debt Securities and Trust Preferred Securities. Under the terms of the indenture and declaration of trust, DTC and the trustee will treat the persons in whose names the Junior Subordinated Debt Securities and the Trust Preferred Securities, including the global securities, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any indenture trustee, nor any agent of us or any such person will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any distribution in respect of the global securities, is to credit participants' accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global securities held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any indenture trustee, nor any agent of us or of any such person. Neither we nor any such person or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the Junior Subordinated Debt Securities or Trust Preferred Securities, and we and any such person or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related Junior Subordinated Debt Securities or Trust Preferred Securities in certificated form and will not be considered the holders of the related securities for any purpose under the applicable indenture or declaration of trust, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable indenture or declaration of trust.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any indenture trustee, nor any agent of us or of any such person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

Holding beneficial interests through Euroclear and Clearstream

You may elect to hold interests in the Trust Preferred Securities outside the United States through Clearstream or Euroclear, if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries' names on the books of DTC. The Bank of New York will act as depositary for each of Clearstream and Euroclear. Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers. Clearstream will credit distributions with respect to interests in global preferred securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear participants") and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear operator") under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants. Distributions with respect to interests in global preferred securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the global preferred securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Material U.S. federal income tax considerations

The following section summarizes the material U.S. federal income tax consequences of the ownership and disposition of Trust Preferred Securities as of the date of this prospectus. This summary deals only with Trust Preferred Securities that are held as capital assets by holders that purchase Trust Preferred Securities in this offering upon their original issuance at their initial "issue price," which will generally equal the first price at which a substantial amount of the Trust Preferred Securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

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dealers in securities or traders in securities that elect to use a mark-to-market method of accounting for its securities holdings;

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banks, thrifts, regulated investment companies, real estate investment trusts and financial institutions;

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insurance companies;

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tax-exempt entities or organizations;

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persons holding Trust Preferred Securities as part of a "straddle," "hedge," "conversion" or similar transaction;

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common trust funds;

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controlled foreign corporations;

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United States expatriates;

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holders subject to the alternative minimum tax; or

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U.S. holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

In addition, this section does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. If a partnership holds Trust Preferred Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Trust Preferred Securities, you should consult your tax advisor.

This section is based upon the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, final, temporary and proposed U.S. Treasury regulations, published rulings and other administrative pronouncements, all as currently in effect as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the U.S. federal income tax consequences of purchasing, owning and disposing of the Trust Preferred Securities may differ from the treatment described below. The opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts, either of which could disagree with the explanations or conclusions contained in this summary. We have not sought any rulings concerning the treatment of the Trust Preferred Securities or the Junior Subordinated Debt Securities, and the summary below is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not challenge the treatments expressed in this summary or that a court would not sustain such a challenge.

In addition, this summary does not contain a detailed description of all the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws or any tax laws other than income tax laws. If you are considering the purchase, ownership or disposition of the Trust Preferred Securities, you should consult your own tax advisor concerning the U.S. federal income tax consequences to you in light of your particular circumstances, as well as any consequences arising under the laws of any other taxing jurisdiction.

Classification of the Issuer

In connection with the issuance of the Trust Preferred Securities, Wachtell, Lipton, Rosen & Katz will deliver an opinion to us to the effect that, under current law and assuming full compliance with the terms of the amended and restated declaration of trust, for U.S. federal income tax purposes the Issuer will be classified as a grantor trust and not as an association or publicly traded partnership taxable as a corporation. Accordingly, for U.S. federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the Junior Subordinated Debt Securities held by the Issuer and will be required to include in gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the Junior Subordinated Debt Securities. See "—Interest Income and Original Issue Discount" below. If the Issuer were to be treated as an association or publicly traded partnership taxable as a corporation, it would be subject to U.S. federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, and the tax consequences to you of holding Trust Preferred Securities would differ. Unless otherwise indicated, the remainder of this summary assumes that the classification of the Issuer as a domestic grantor trust will be respected for U.S. federal income tax purposes.

Classification of the Junior Subordinated Debt Securities

City National, the Issuer and you, by your acceptance of a beneficial ownership interest in the Junior Subordinated Debt Securities, agree to treat the Junior Subordinated Debt Securities as indebtedness for all U.S. tax purposes. In connection with the issuance of the Junior Subordinated Debt Securities, Wachtell, Lipton, Rosen & Katz, our special tax counsel, has advised us that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on representations made by us, the Junior Subordinated Debt Securities will be characterized as debt of City National for U.S. federal income tax purposes. If the Junior Subordinated Debt Securities were treated as equity for U.S. federal income tax purposes, the tax consequences to us and to holders would differ considerably. Unless otherwise indicated, the remainder of this summary assumes that the Junior Subordinated Debt Securities will be respected as debt for U.S. federal income tax purposes.

U.S. holders

This subsection describes certain material U.S. federal income tax consequences to a U.S. holder. You are a "U.S. holder" if you are a beneficial owner of Trust Preferred Securities and you are:

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an individual who is a citizen or resident of the United States,

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a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia,

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or

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a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If you are not a U.S. holder, this subsection does not apply to you and you should refer to "—Non-U.S. Holders" below.

Interest income and original issue discount

We anticipate that if the Junior Subordinated Debt Securities are issued with an issue price that is less than their stated redemption price at maturity, such difference will be de minimis (i.e. less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity). We also believe that the likelihood that we will exercise our right to defer interest payments is "remote" within the meaning of the applicable U.S. Treasury regulations. Based on the foregoing, we believe that the Junior Subordinated Debt Securities should not be considered to be issued with original issue discount ("OID") at the time of their original issuance. Accordingly, you will generally be taxed on the stated interest on the Junior Subordinated Debt Securities attributable to the Trust Preferred Securities you hold as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

If we exercise our right to defer interest, the Junior Subordinated Debt Securities would be treated as retired and reissued with OID at that time. Beginning at that time, all of your taxable interest income relating to the Junior Subordinated Debt Securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of your method of accounting. Consequently, you would be required to include in gross income OID even though we will make no actual payments on the Junior Subordinated Debt Securities or the Trust Preferred Securities during a deferral period.

Under the applicable U.S. Treasury regulations, a "remote" contingency that stated interest will not be timely paid is ignored in determining whether a debt instrument is issued with OID. The IRS has not yet addressed in any rulings or regulations the U.S. federal income tax treatment of a debt instrument where the issuer of a debt instrument has the right to defer interest payments. The IRS has also not defined the meaning of the term "remote" as used in the applicable U.S. Treasury regulations. If the likelihood of our exercise of the right to defer any payment of interest were determined not to be "remote" under those regulations, the Junior Subordinated Debt Securities would be treated as issued with OID at the time of issuance. In that event, all taxable interest income relating to the Junior Subordinated Debt Securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of your method of tax accounting. Consequently, you may be required to include an amount of interest in gross income that exceeds the amount of the actual payments we make on the Junior Subordinated Debt Securities.

Because income on the Trust Preferred Securities will constitute interest or OID, corporate holders of Trust Preferred Securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the Trust Preferred Securities, and individual holders will not be entitled to a lower income tax rate in respect of certain dividends, relating to any income recognized relating to the Trust Preferred Securities.

Distribution of Junior Subordinated Debt Securities or cash to holders of Trust Preferred Securities

As described under the caption "Description of the Trust Preferred Securities—Optional Liquidation of Issuer and Distribution of Junior Subordinated Debt Securities to Holders" above, the Junior Subordinated Debt Securities held by the Issuer may be distributed to you in exchange for your Trust Preferred Securities if the Issuer is liquidated before the maturity of the Junior Subordinated Debt Securities, as long as we first receive the approval of the Federal Reserve to do so if that approval is then required under the Federal Reserve's capital rules. Under current law, this type of distribution from a grantor trust will not be taxable. Upon such a distribution, you will receive your proportional share of the Junior Subordinated Debt Securities previously held indirectly through the Issuer. Your holding period and aggregate tax basis in the Junior Subordinated Debt Securities will equal the holding period and aggregate tax basis that you had in your Trust Preferred Securities before the distribution.

If you receive Junior Subordinated Debt Securities in exchange for your Trust Preferred Securities, you would accrue interest in respect of the Junior Subordinated Debt Securities received from the Issuer in the manner described above under "—Interest Income and Original Issue Discount."

As described under "Description of the Junior Subordinated Debt Securities—Redemption—Conditional Right To Redeem Upon a Tax Event or Capital Treatment Event", we may in certain circumstances redeem the Junior Subordinated Debt Securities and distribute cash in liquidation of the Issuer. This redemption for cash would be taxable as described below in "—Sales, Exchanges or Other Taxable Dispositions of Trust Preferred Securities."

Note that, were the issuer to be treated other than as a grantor trust for U.S. federal income tax purposes, the distribution of the Junior Subordinated Debt Securities likely would be a taxable event, and you would be required to recognize gain or loss with respect to the exchange of your Trust Preferred Securities for the Junior Subordinated Debt Securities received in the liquidation. In addition, your holding period for the Junior Subordinated Debt Securities would not include your holding period for the Trust Preferred Securities.

Sales, exchanges or other taxable dispositions of Trust Preferred Securities

A U.S. holder that sells, exchanges or otherwise disposes of Trust Preferred Securities will be considered to have disposed of all or part of its ratable share of the Junior Subordinated Debt Securities. Consequently, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition of such Trust Preferred Securities (less any portion allocable to accrued but unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and your adjusted U.S. federal income tax basis in such Trust Preferred Security. A U.S. holder's initial tax basis in a Trust Preferred Security will be the purchase price of such Trust Preferred Security, and such tax basis will be increased by any amount includible in income as OID and decreased by payments other than "qualified stated interest," as defined in the U.S. Treasury regulations. Your gain or loss will be a capital gain or loss and generally will be a long-term capital gain or loss if you have held your Trust Preferred Securities for more than one year. Long-term capital gains of individuals derived with respect to capital assets are subject to tax at a maximum rate of 15% for taxable years beginning on or before December 31, 2010, after which the maximum rate will increase to 20% absent congressional action. The deductibility of capital losses is subject to limitations.

Backup withholding and information reporting

In general, you will be subject to backup withholding (currently at the rate of 28%) with respect to payments made on the Trust Preferred Securities and the proceeds received from the sale of the Trust Preferred Securities unless you (i) are an entity that is exempt from backup withholding (generally including corporations, tax-exempt organizations and certain qualified nominees) and, when required, provide appropriate documentation to that effect, or (ii) provide us or our paying agent with your social security number or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, certify that the TIN provided is correct and that you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends, and otherwise comply with applicable requirements of the backup withholding rules.

In addition, such payments or proceeds received by you if you are not a corporation or tax-exempt organization will generally be subject to information reporting requirements. Interest, including OID, will be reported to any U.S. holders and the IRS in accordance with the applicable U.S. Treasury regulations.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you timely furnish the required information to the IRS.

Non-U.S. holders

The following summary is addressed to non-U.S. holders. A non-U.S. holder is a holder that is neither a partnership nor a U.S. holder as defined above under "U.S. Holders." Special rules may apply to certain non-U.S. holders, such as "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid U.S. federal income tax and certain expatriates, among others, that are subject to special treatment under the Code. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

U.S. federal withholding tax

U.S. federal withholding tax will not apply to any payments made to you on the Trust Preferred Securities or to gain realized by you on the sale, exchange or other disposition of the Trust Preferred Securities, provided that:

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you (a) do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of section 871(h)(3) of the Code; and (b) are not a "controlled foreign corporation" related to us directly or indirectly through stock ownership; and

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(a) you provide your name, address and certain other information on an IRS Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a U.S. person, or (b) you hold securities through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

Any payments made to you on the Trust Preferred Securities or gain realized by you on the sale, exchange or other disposition of the Trust Preferred Securities that are effectively connected with the conduct of a trade or business by you in the United States (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you) are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax, as described below. In order to claim any such exemption from the 30% withholding tax, you should provide a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

New proposed legislation

Congress is considering proposed legislation that would significantly change the reporting requirements of certain non-U.S. persons. If this legislation is enacted, unless such non-U.S. persons comply with reporting requirements about their direct and indirect U.S. shareholders and/or U.S. accountholders, a 30% withholding tax would be imposed on certain payments, including payments of interest and possibly principal amounts on debt issued by U.S. persons. It is unclear whether, or in what form, this proposed legislation may be enacted. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of the proposed legislation on their investment in respect of the Trust Preferred Securities.

U.S. federal income tax

If you are engaged in a trade or business in the United States (and, if a tax treaty applies, if you maintain a permanent establishment within the United States) and payments on the Trust Preferred Securities are effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment), then you will be subject to U.S. federal income tax (but not the U.S. federal withholding tax described above), on such payments on a net income basis in the same manner as if you were a U.S. holder. In addition, in certain circumstances, if you are a foreign corporation, you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

Any gain or income realized on the disposition of the Trust Preferred Securities will not be subject to U.S. federal income tax unless:

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such gain or income is effectively connected with your conduct of a trade or business in the U.S. (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you); or

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you are an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup withholding and information reporting

You may be subject to information reporting and you may also be subject to U.S. federal backup withholding at the applicable rate on amounts paid to you if you fail to comply with applicable U.S. certification requirements. In general, if the Trust Preferred Securities are not held through a qualified intermediary, the amount of interest payments, the name and address of the beneficial owner and the amount, if any, of tax withheld with respect to these payments may be reported to the IRS. Any amounts so withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.

 Certain ERISA and benefit plan considerations

The following is a summary of certain considerations associated with the purchase and holding of the Trust Preferred Securities by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Code, including an individual retirement account ("IRA") or Keogh plan, a plan subject to applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws") and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or retirement plan's investment in such entity (each of which we refer to as a "Plan").

General

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties referred to as "parties in interests" under ERISA and "disqualified persons" under the Code. In general, under ERISA and the Code, a person is a fiduciary with respect to an ERISA Plan to the extent (i) he exercises any discretionary authority or discretionary control respecting management of such ERISA Plan or exercises any authority or control respecting management or disposition of its assets, (ii) he renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such ERISA Plan, or has any authority or responsibility to do so, or (iii) he has any discretionary authority or discretionary responsibility in the administration of such ERISA Plan (an "ERISA Fiduciary").

Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are parties in interest, within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on disqualified persons, within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, an ERISA Fiduciary that causes an ERISA Plan to engage in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

In general, Plans that are governmental plans or certain church plans (each as defined under the Code and ERISA) and non-U.S. plans (e.g., plans maintained outside of the U.S. primarily for the benefit of persons substantially all of whom are nonresident aliens) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws.

In considering the purchase and holding of Trust Preferred Securities with a portion of the assets of a Plan, each ERISA Fiduciary and other fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Plan Assets Regulation

Under a regulation issued by the United States Department of Labor (the "DOL") as modified by Section 3(42) of ERISA (the "Plan Assets Regulation"), the assets of the Issuer could be deemed to be "plan assets" of an ERISA Plan if "plan assets" of the ERISA Plan were used to acquire an equity interest in the Issuer and no exception were applicable under the Plan Assets Regulation. The Plan Assets Regulation defines an "equity interest" as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features. The Plan Assets Regulation also specifically includes a beneficial interest in a trust, such as the Issuer, as an equity interest.

Under one exception to the Plan Assets Regulation, the assets of the Issuer would not be treated as plan assets of investing ERISA Plans if, immediately after the most recent acquisition (including any redemption) of an equity interest in the Issuer, less than 25% of the total value of each class of equity interest in the Issuer is held by "Benefit Plan Investors" (the "25% Test"). A "Benefit Plan Investor" includes any ERISA Plan and any entity whose underlying assets include plan assets by reason of an ERISA Plan's investment in such entity. For purposes of the 25% Test, the value of any equity interest held by a person (other than such a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, must be disregarded. In addition, an entity is considered to hold plan assets only to the extent of the percentage of the equity interest held by Benefit Plan Investors.

Under a second exception contained in the Plan Assets Regulation, the assets of the Issuer would not be deemed to be plan assets of investing ERISA Plans if the Trust Preferred Securities were to qualify as "publicly-offered securities" for purposes of the Plan Assets Regulation. "Publicly-offered securities" are securities which are widely-held, freely transferable, and either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under the Exchange Act. For purposes of the Plan Assets Regulation, a class of securities is "widely-held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

No assurance can be given, and there is no expectation, that Benefit Plan Investors will hold less than 25% of the total value of the Trust Preferred Securities at the completion of the initial offering or thereafter or that the Trust Preferred Securities will be "widely-held" for purposes of the Plan Assets Regulation and qualify as "publicly-offered securities" for purposes of the Plan Assets Regulation. We do not intend to monitor or take any other measures to assure satisfaction of the conditions to these exceptions, or that any other exception contained in the Plan Assets Regulation will apply.

If the assets of the Issuer were deemed to be "plan assets" under ERISA, then an investing ERISA Plan's assets would be considered to include an undivided interest in the Junior Subordinated Debt Securities held by the Issuer. Certain persons providing services to the Issuer could become parties in interest and/or disqualified persons with respect to an investing ERISA Plan and could be subject to by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the Issuer. In particular, this could include, among other things, (i) the application of the prudence and other fiduciary responsibility standards of ERISA to the investment of the assets of the Issuer in Junior Subordinated Debt Securities, and (ii) the possibility that certain transactions in which the Issuer might seek to engage could constitute "prohibited transactions" under ERISA and the Code. In this regard, if any person were deemed to have discretionary authority or discretionary control respecting the management of the Issuer or exercises any authority or control respecting management or disposition of the Junior Subordinated Debt Securities held by the Issuer (or the related Guarantee), such person or persons could be deemed to be ERISA Fiduciaries. If such person were affiliated with us, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgment as fiduciaries).

If a prohibited transaction were to occur with respect to an ERISA Plan for which no exemption is available, the ERISA Fiduciary that has engaged in the prohibited transaction could be required (i) to restore to the ERISA Plan any profit realized on the transaction and (ii) to reimburse the ERISA Plan for any losses suffered by the ERISA Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. ERISA Fiduciaries of Plans that decide to invest in Trust Preferred Securities could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Issuer or as co-fiduciaries for actions taken by or on behalf of the Issuer. With respect to an IRA that invests in Trust Preferred Securities, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status. An ERISA Fiduciary of a Plan should consider, taking into account the following paragraph, whether the purchase or holding of Trust Preferred Securities could result in a delegation of fiduciary authority to the trustees of the Issuer, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan.

Prior to a default, the Issuer's trustees are not intended to have discretionary authority or discretionary control with respect to the Issuer or the assets of the Issuer. The Issuer's trustees will have only limited custodial and ministerial authority (such as establishing procedures for holding meetings of holders of Trust Securities) with respect to the assets of the Issuer prior to a default with respect to the Junior Subordinated Debt Securities, and, accordingly, may not be deemed to be an ERISA Fiduciary prior to a default. All of the powers and duties of the Issuer's trustees are set forth in the Declaration which is filed as exhibits to the registration statement of which this prospectus is a part. To reflect the lack of authority and control of the Issuer's trustees with respect to the Issuer and its assets, and to reflect the actual "hard-wired" mechanics and terms of an investment in Trust Preferred Securities and the Issuer's required investment in the Junior Subordinated Debt Securities, any Plan that acquires Trust Preferred Securities will be deemed to: (1) appoint the trustees as the Issuer's trustees; (2) direct the Issuer's trustees to invest all of the assets of the Issuer in the Junior Subordinated Debt Securities; and (3) acknowledge that at all times prior to a default, including during any period when the underlying assets of the Issuer are deemed to constitute "plan assets" under ERISA, if any, the Issuer's trustees will act in a custodial capacity with respect to the assets of such Plan and are not intended to be ERISA Fiduciaries or other fiduciaries with respect to the assets of such Plan.

Prohibited Transactions

Even if the assets of the Issuer are not deemed to be "plan assets" of Plans investing in the Issuer, specified transactions involving the Issuer could nonetheless be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Trust Preferred Securities were acquired by a Plan with respect to which we or any of our affiliates are a party in interest or a disqualified person. For example, if we are a party in interest or disqualified person with respect to an investing Plan (either directly or by reason of our ownership of our subsidiaries), an extension of credit (albeit, indirectly through the Issuer) that is prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code between the investing Plan and us may be deemed to occur, unless exemptive relief were available under an applicable exemption (see below for additional information).

In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the Trust Preferred Securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the Trust Preferred Securities are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change. There may be similar exemptions for a Plan subject to Similar Law.

Because of the possibility that a direct or indirect prohibited transaction under ERISA or the Code or a violation of Similar Laws could occur as a result of the purchase, holding or disposition of the Trust Preferred Securities by a Plan, the Trust Preferred Securities may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the Trust Preferred Securities will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws.

Representation

Any purchaser or holder of the Trust Preferred Securities or any interest in the Trust Preferred Securities will be deemed to have represented by its purchase and holding of the Trust Preferred Securities that either:

•
it is not a Plan and is not purchasing the Trust Preferred Securities or any interest therein on behalf of or with the assets of any Plan; or

•
its purchase, holding and disposition of the Trust Preferred Securities or any interest therein will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws.

In addition, each purchaser or holder of Trust Preferred Securities that is a Plan will be deemed to (1) appoint the trustees as the Issuer's trustees; (2) direct the Issuer's trustees to invest the assets of the Issuer in the Junior Subordinated Debt Securities; and (3) acknowledge that during any period when the underlying assets of the Issuer are deemed to constitute "plan assets" under ERISA, if any, the Issuer's trustees will act in a custodial capacity with respect to the assets of such Plan and is not intended to be an ERISA Fiduciary with respect to the assets of such Plan.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing Trust Preferred Securities on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Trust Preferred Securities. The sale of any Trust Preferred Securities to any Plan is in no respect a representation by us, the Issuer, the underwriters or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Underwriting

City National, the Issuer and the underwriters named below for whom J.P. Morgan Securities Inc., Barclays Capital Inc. and UBS Securities LLC are acting as representatives, have entered into an underwriting agreement dated the date of this prospectus supplement relating to the offer and sale of the Trust Preferred Securities. In the underwriting agreement, the Issuer has agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from the Issuer, the aggregate liquidation amount of Trust Preferred Securities set forth opposite its name below:

Name	Aggregate Liquidation Amount of Trust Preferred Securities

J.P. Morgan Securities Inc.	$
Barclays Capital Inc.
UBS Securities LLC

Total	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the Trust Preferred Securities from the Issuer, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the Trust Preferred Securities if any are purchased.

The underwriters have advised us that they propose to offer the Trust Preferred Securities to the public at the public offering price that appears on the cover page of this prospectus. The underwriters may offer the Trust Preferred Securities to selected dealers at the public offering price minus a selling concession of up to $                           per Trust Preferred Security. In addition, the underwriters may allow, and those selected dealers may re-allow, a selling concession of up to $                           per Trust Preferred Security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

The underwriters have established minimum suitability standards for investment in the Trust Preferred Securities. Sales of the Trust Preferred Securities to U.S. persons in this offering will be made only to qualified institutional buyers as defined in Rule 144A under the Securities Act and to entities that are accredited investors as defined in Rule 501(a)(1)-(3) of Regulation D under the Securities Act.

In view of the fact that the Issuer is using the proceeds from the sale of the Trust Preferred Securities to purchase the Junior Subordinated Debt Securities, we have agreed that:

•
we will pay the underwriters compensation for their arrangement of that investment in an amount equal to $                            per Trust Preferred Security; and

•
we will pay our expenses and the expenses of the Issuer related to this offering, which we estimate will be $                           .

In addition, we and the Issuer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Trust Preferred Securities are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Trust Preferred Securities but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Trust Preferred Securities.

For information about the liquidity and marketability of the Trust Preferred Securities see the sections entitled "Summary—Certain Information Required by FINRA" and "Risk Factors."

In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Trust Preferred Securities in the open market for the purpose of pegging, fixing or maintaining the price of the Trust Preferred Securities. Syndicate covering transactions involve purchases of the Trust Preferred Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the Trust Preferred Securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Trust Preferred Securities to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing, syndicate covering transactions or penalty bids they may discontinue them at any time.

Certain of the underwriters engage in transactions with and perform services for us and our affiliates in the ordinary course of business, for which they receive customary fees and expenses.

Selling restrictions

The underwriters have represented and agreed that they have not and will not offer, sell or deliver the Trust Preferred Securities, directly or indirectly, or distribute this prospectus or any other offering material relating to the Trust Preferred Securities, in any jurisdiction except under circumstances that will be, to the best of their knowledge, in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

European Economic Area

Furthermore, each underwriter has represented, warranted and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the Trust Preferred Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Trust Preferred Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Trust Preferred Securities to the public in that Relevant Member State at any time to (i) legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this paragraph, the expression an "offer of the Trust Preferred Securities to the public" in relation to any Trust Preferred Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Trust Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe the Trust Preferred Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/7l/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) and (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Conflicts of interest

Because the Financial Industry Regulatory Authority, Inc. is expected to view the Trust Preferred Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with FINRA Rule 2310. The underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

Validity of securities

Richards, Layton & Finger, P.A., special Delaware counsel to City National and the Issuer, will opine on certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the amended and restated declaration of trust and the formation of the Issuer. Wachtell, Lipton, Rosen & Katz will opine on the validity of the

Guarantee and the Junior Subordinated Debt Securities for City National, and Sullivan & Cromwell LLP, New York, New York, will opine on those matters for the underwriters. Wachtell, Lipton, Rosen & Katz and Sullivan & Cromwell LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law.

Experts

The consolidated financial statements of City National Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2008 consolidated financial statements contains an explanatory paragraph that refers to the retrospective adjustment recorded by City National Corporation for all periods presented due to the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB 51, FSP EITF 03-6-1 Determining Whether Instruments Granted in Share-Based Payments Transactions are Participating Securities, a change in the method of accounting for fair value in 2008, and a change in the method of accounting for uncertainty in income taxes in 2007.

Where you can find more information

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC's rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC's principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly, and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC's web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus will automatically update and supersede information contained in this prospectus. Our SEC file number is 001-10521.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including the portions of our Proxy Statement on Schedule 14A, filed on April 3, 2009, incorporated by reference therein);

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009; and

•
our Current Reports on Forms 8-K and 8-K/A filed on April 1, 2009, May 8, 2009 (two Current Reports), May 15, 2009 (two Current Reports), June 9, 2009, July 21, 2009, August 17, 2009, September 2, 2009 and December 2, 2009.

Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may make a request by facsimile to (213) 673-7622, by email to investor_relations@cnb.com, by writing to us at the following address or calling the following telephone number:

City National Corporation
555 South Flower Street, 9th Floor
Los Angeles, California 90071
Attention: Investor Relations
(213) 673-7615

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of the Trust Preferred Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at City National Plaza, 555 South Flower Street, Los Angeles, California 90071 (telephone number (213) 673-7700).

 Part II

Information not required in prospectus

Item 14.    Other expenses of issuance and distribution

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered:

Registration Fee	*
Legal Fees and Expenses	$200,000
Accounting Fees and Expenses	100,000
Blue Sky Fees and Expenses	20,000
Printing Fees	20,000
Rating Agency Fees	250,000
Miscellaneous	100,000
TOTAL	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**
Total estimated fees other than the Registration Fee expenses, which are being deferred, are $690,000.

Item 15.    Indemnification of directors and officers

The Bylaws of City National provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, City National's Certificate of Incorporation provides that City National shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law, and City National has entered into indemnification agreements with certain of its directors and officers providing for additional indemnification. City National has policies of directors' and officers' liability insurance which insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL. Section 145 also provides that the expenses incurred by an officer or director in defending any action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking of the director or officer to repay the expenses if it is ultimately determined that the director or officer is not entitled to indemnification therefor.

Section 102(b)(7) of the DGCL permits a corporation's certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law; (c) willful or negligent unlawful payment of a dividend or stock purchase or redemption; or (d) any transaction from which the director derived an improper personal benefit.

The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

Item 16.    Exhibits

The following Exhibits are filed as part of this Registration Statement:

Exhibit		Description
1.1	*	Form of Underwriting Agreement
4.1		Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3(a) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2004
4.2
Form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, incorporated herein by reference to Exhibit 3(b) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2004
4.3
Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Current Report on Form 8-K filed November 24, 2008
4.4		Bylaws, as amended to date, incorporated herein by reference to Exhibit 3.2 to City National Corporation's Current Report on Form 8-K filed December 22, 2008
4.5
6.75 percent Subordinated Notes Due 2011 in the principal amount of $150.0 million, incorporated herein by reference to Exhibit 4(c) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2006
4.6
Indenture, dated as of February 13, 2003 between City National Corporation and U.S. Bank National Association, as Trustee pursuant to which City National Corporation issued its 5.125 percent Senior Notes due 2013 in the principal amount of $225.0 million and form of 5.1254 percent Senior Note due 2013, incorporated herein by reference to Exhibit 4(c) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2007
4.7		Form of Indenture (providing for the issuance of Junior Subordinated Debt Securities)
4.8		Form of First Supplemental Indenture (providing for the issuance of Junior Subordinated Debt Securities)
4.9		Certificate of Trust for City National Capital Trust I
4.10		Declaration of Trust for City National Capital Trust I
4.11		Form of Amended and Restated Declaration of Trust for City National Capital Trust I
4.12		Form of Guarantee for City National Capital Trust I
4.13		Form of Trust Preferred Security for City National Capital Trust I (included in Exhibit 4.11)
4.14		Form of Trust Common Security for City National Capital Trust I (included in Exhibit 4.11)
4.15		Form of specimen certificate representing the Junior Subordinated Debt Security (included in Exhibit 4.8)

Exhibit		Description
5.1		Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the Junior Subordinated Debt Securities and Guarantee to be issued by City National Corporation (including the consent of such counsel)
5.2
Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by City National Capital Trust I (including the consent of such counsel)
8.1	*	Opinion regarding tax matters
12.1		Computation of the Ratio of Earnings to Fixed Charges
23.1		Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
23.2		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.3		Consent of KPMG LLP
24.1		Power of attorney (included on signature page)
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Indenture (providing for the issuance of Junior Subordinated Debt Securities)
25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Declaration of Trust for City National Capital Trust I
25.3
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of City National Capital Trust I

*
To be filed subsequently on Form 8-K or by post-effective amendment.

Item 17.    Undertakings

(a)
The undersigned Registrants hereby undertakes:

(1)
To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The applicable undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the applicable undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the applicable undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the applicable undersigned Registrant or used or referred to by the applicable undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the applicable undersigned Registrant or its securities provided by or on behalf of the applicable undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the applicable undersigned Registrant to the purchaser.

(b)
The applicable undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the applicable Registrant pursuant to the foregoing provisions, or otherwise, the applicable Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the applicable Registrant of expenses incurred or paid by a director, officer or controlling person of the applicable Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 Signatures

Pursuant to the requirements of the Securities Act of 1933, City National Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 2, 2009.

City National Corporation

/s/ CHRISTOPHER J. CAREY
Name: Title:	Christopher J. Carey Executive Vice President and Chief Financial Officer

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael B. Cahill, Russell D. Goldsmith, and Christopher J. Carey, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement, any and all amendments thereto, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ RUSSELL D. GOLDSMITH Russell D. Goldsmith	President and Chief Executive Officer and Director (Principal Executive Officer)	12/1/2009
/s/ CHRISTOPHER J. CAREY Christopher J. Carey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	12/1/2009

Signature:	Title:	Date:

/s/ OLGA TSOKOVA Olga Tsokova	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	12/1/2009
/s/ BRAM GOLDSMITH Bram Goldsmith	Chairman of the Board and Director	12/1/2009
/s/ CHRISTOPHER J. WARMUTH Christopher J. Warmuth	Executive Vice President and Director	12/1/2009
/s/ RICHARD L. BLOCH Richard L. Bloch	Director	12/1/2009
/s/ KENNETH L. COLEMAN Kenneth L. Coleman	Director	12/1/2009
/s/ ASHOK ISRANI Ashok Israni	Director	11/30/2009
/s/ MICHAEL L. MEYER Michael L. Meyer	Director	11/20/2009
/s/ RONALD OLSON Ronald L. Olson	Director	11/30/2009
/s/ BRUCE ROSENBLUM Bruce Rosenblum	Director	11/20/2009
/s/ PETER M. THOMAS Peter M. Thomas	Director	11/20/2009
/s/ KENNETH ZIFFREN Kenneth Ziffren	Director	12/1/2009

Pursuant to the requirements of the Securities Act of 1933, City National Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 2, 2009.

City National Capital Trust I

By:
/s/ MICHAEL B. CAHILL
Name:	Michael B. Cahill, as administrative trustee
By:
/s/ DONALD RIECHEL
Name:	Donald Riechel, as administrative trustee

 Exhibit index

Exhibit		Description
1.1	*	Form of Underwriting Agreement
4.1		Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3(a) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2004
4.2
Form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, incorporated herein by reference to Exhibit 3(b) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2004
4.3
Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Current Report on Form 8-K filed November 24, 2008
4.4		Bylaws, as amended to date, incorporated herein by reference to Exhibit 3.2 to City National Corporation's Current Report on Form 8-K filed December 22, 2008
4.5
6.75 percent Subordinated Notes Due 2011 in the principal amount of $150.0 million, incorporated herein by reference to Exhibit 4(c) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2006
4.6
Indenture, dated as of February 13, 2003 between City National Corporation and U.S. Bank National Association, as Trustee pursuant to which City National Corporation issued its 5.125 percent Senior Notes due 2013 in the principal amount of $225.0 million and form of 5.1254 percent Senior Note due 2013, incorporated herein by reference to Exhibit 4(c) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2007
4.7		Form of Indenture (providing for the issuance of Junior Subordinated Debt Securities)
4.8		Form of First Supplemental Indenture (providing for the issuance of Junior Subordinated Debt Securities)
4.9		Certificate of Trust for City National Capital Trust I
4.10		Declaration of Trust for City National Capital Trust I
4.11		Form of Amended and Restated Declaration of Trust for City National Capital Trust I
4.12		Form of Guarantee for City National Capital Trust I
4.13		Form of Trust Preferred Security for City National Capital Trust I (included in Exhibit 4.11)
4.14		Form of Trust Common Security for City National Capital Trust I (included in Exhibit 4.11)
4.15		Form of specimen certificate representing the Junior Subordinated Debt Security (included in Exhibit 4.8)
5.1		Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the Junior Subordinated Debt Securities and Guarantee to be issued by City National Corporation (including the consent of such counsel)
5.2
Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by City National Capital Trust I (including the consent of such counsel)
8.1	*	Opinion regarding tax matters

Exhibit	Description
12.1	Computation of the Ratio of Earnings to Fixed Charges
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.3	Consent of KPMG LLP
24.1	Power of attorney (included on signature page)
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Indenture (providing for the issuance of Junior Subordinated Debt Securities)
25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Declaration of Trust for City National Capital Trust I
25.3
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of City National Capital Trust I

*
To be filed subsequently on Form 8-K or by post-effective amendment.